Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-292045

Prospectus Supplement to Prospectus dated December 10, 2025

Up to $13,673,700

Fixed Rate Secured Notes Series UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N

U-Haul Holding Company is offering up to $13,673,700 aggregate principal amount of its Fixed Rate Secured Notes Series UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N (the “notes”). The notes will be issued over a period of time and from time to time, in up to 20 separate series, with each series having one or more separate sub-series, bearing a unique interest rate and term as provided herein. As notes are offered, prospective investors shall have the opportunity to select the series and sub-series of notes for which such prospective investor is subscribing. The notes are fully amortizing. Principal and interest on the notes will be credited to each holder’s U-Haul Investors Club® account in arrears every three months, beginning three months from the issue date of the first subseries of notes issued to any investor under such respective subseries, and shall be based on the actual number of days the holder is invested in such notes during such quarter.

Subject to our right to remove collateral as described in this prospectus supplement, the notes issued under Series UIC-14N will be secured by a first priority security interest and lien on up to 7,837 specified U-Haul® Utility Dollies manufactured in fiscal year 2023; the notes issued under Series UIC-15N will be secured by a first priority security interest and lien on up to 7,837 specified U-Haul® Utility Dollies manufactured in fiscal year 2023; the notes issued under Series UIC-16N will be secured by a first priority security interest and lien on up to 6,729 specified U-Haul® Utility Dollies manufactured in fiscal year 2023; the notes issued under Series UIC-18N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-20N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-21N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-22N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-23N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-24N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-25N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-26N will be secured by a first priority security interest and lien on up to 195,469 specified U-Haul® Furniture Pads manufactured in fiscal year 2024; the notes issued under Series UIC-31N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2013; the notes issued under Series UIC-34N will be secured by a first priority security interest and lien on up to 1,357 specified U-Haul® Wooden AA U-Box Containers manufactured in 2013;the notes issued under Series UIC-35N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; the notes issued under Series UIC-36N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; the notes issued under Series UIC-37N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; the notes issued under Series UIC-38N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; the notes issued under Series UIC-39N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; the notes issued under Series UIC-40N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; and the notes issued under Series UIC-41N will be secured by a first priority security interest and lien on up to 1,527 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014.

The notes issued under UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N are not cross-collateralized or cross-defaulted to one another.

Each series of notes may be issued in subseries, and each such subseries may have a different term and interest rate than the term and interest rate issued under other series or subseries. Notes issued under the following terms shall have the following respective interest rates:

2-Year term 5.00%

3-Year term 5.05%

4-Year term 5.10%

5-Year term 5.15%

6-Year term 5.20%

7-Year term 5.25%

8-Year term 5.30%

No underwriter or other third-party has been engaged to facilitate the sale of the notes in this offering.

The notes are not savings accounts, deposit accounts or money market funds. The notes are not guaranteed or insured by the Federal Deposit Insurance Corporation, the Federal Reserve or any other governmental agency.

See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about important facts you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Offering Price	100%	$13,673,700
Proceeds to U-Haul Holding Company (before expenses)	100%	$13,673,700

The notes are being issued in uncertificated book-entry form only, and will not be listed on any securities exchange.

Prospectus Supplement dated December 10, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which contains the terms of this offering of notes. The second part, the accompanying prospectus dated December 10, 2025, gives more general information, some of which may not apply to this offering.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses that U-Haul Holding Company may prepare. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to invite subscriptions to purchase notes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

U-Haul Holding Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). U-Haul Holding Company’s filings are available to the public over the Internet at the SEC’s website at sec.gov, as well as at U-Haul Holding Company’s website, investors.uhaul.com.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that U-Haul Holding Company files with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When U-Haul Holding Company updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference in this prospectus supplement the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 29, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2025, and September 30, 2025, filed with the SEC on August 6, 2025, and November 5, 2025, respectively;

•	those portions of our definitive proxy statement on Schedule 14A dated July 2, 2025, that are incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2025;

•	our current reports on Form 8-K filed on May 29, 2025, August 6, 2025, August 25, 2025 and November 5, 2025;

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the description of our voting and non-voting common stock contained in our registration statement on Form 8-A (File No. 001-11255) filed with the SEC on December 15, 2022, under the Exchange Act, including any amendments or reports filed for the purposes of updating such description, including the description of our registered securities in Exhibit 4.30 to our Annual Report on Form 10-K filed with the SEC on May 29, 2025, and any amendment or report filed for the purpose of updating those descriptions; and

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all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between and including the date of this prospectus and the termination of any offering made under this prospectus and the prospectus supplement or supplements that will accompany any offering of securities hereunder.

Unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus supplement is not part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided on the previous page. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost. Requests should be directed to U-Haul Holding Company, Director, Investor Relations, c/o U-Haul International, Inc., 2727 N. Central Avenue, Phoenix, AZ 85004, telephone (602) 263-6601 or IR@uhaul.com.

We own numerous trademarks, service marks, and use trade dress that contribute to the identity and recognition of our Company and its products and services. Certain of these marks and trade dress are integral to the conduct of our business, a loss of any of which could have a material adverse effect on our business. We consider the trademark “U-Haul®” to be of material importance to our business in addition, but not limited to, the U.S. trademarks and service marks “AMERCO®”, “U-Haul Holding Company®”, “eMove®”, “U-Move®”, “Gentle Ride SuspensionSM”, “In-Town®”, “Lowest DecksSM”, “Moving made Easier®”, “Make Moving Easier®”, “Mom’s Attic®”, “Moving Help®”, “Moving Helper®”, “Safemove®”, “Safemove Plus®”, “Safestor®”, “Safehaul®”, “Safetrip®”, “Safetow®”, “U-Box®”, “uhaul.com®”, “U-Haul Investors Club®”, “U-Haul Truck Share®”, “U-Haul Truck Share 24/7®”, “collegeboxes®”, “U-Haul Ready-To-Go Box®”, “U-Note®”, “WebSelfStorage®”, “U-Haul Storage Affiliates®”, and “U-Haul SmartMobilityCenter®”, among others, for use in connection with the moving and storage business. In addition, our distinctive orange and white U-Haul® trucks and trailers, and orange door self-storage units are material elements of our trade dress, and we believe that a loss of our ability to distinguish our brand and products in this way could have a material adverse effect on our business.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable prospectus supplements constitute “forward-looking statements” regarding future events and our future results of operations. We may make additional written or oral forward-looking statements from time to time in filings with the SEC or otherwise. We believe such forward-looking statements are within the meaning of the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements may include, but are not limited to:

•	the risk associated with potential future pandemics or similar events on system members or customers;

•	the impact of the economic environment on demand for our products and the cost and availability of debt and capital;

•	estimates of capital expenditures;

•	plans for future operations, products or services, financing needs, and strategies;

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•	our perceptions of our legal positions and anticipated outcomes of government investigations and pending litigation against us;

•	liquidity and the availability of financial resources to meet our needs, goals and strategies;

•	plans for new business, storage occupancy, growth rate assumptions, pricing, costs, and access to capital and leasing markets;

•	the impact of our compliance with environmental laws and cleanup costs;

•	our beliefs regarding our sustainability practices;

•	our used vehicle disposition strategy;

•	the sources and availability of funds for our rental equipment and self-storage expansion and replacement strategies and plans;

•	our plan to expand our U-Haul® storage affiliate program;

•	that additional leverage can be supported by our operations and business;

•	the availability of alternative vehicle manufacturers;

•	the availability and economics of electric vehicles for our rental fleet;

•	our estimates of the residual values of our equipment fleet;

•	our plans with respect to off-balance sheet arrangements;

•	our plans to continue to invest in the U-Box® program;

•	our ability to expand our breadth and reach of the U-Box® program;

•	the impact of interest rate and foreign currency exchange rate changes on our operations;

•	the sufficiency of our capital resources;

•	the sufficiency of capital of our insurance subsidiaries;

•	inflationary pressures and/or imposition of tariffs that may challenge our ability to maintain or improve upon our operating margin;

•	our belief that we have the financial resources needed to meet our business plans;

•	our belief that we will maintain a high level of real estate capital expenditures in fiscal 2026;

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expectations regarding the potential impact to our information technology infrastructure and on our financial performance and business operations of technology, cybersecurity or data security breaches, including any related costs, fines or lawsuits, and our ability to continue ongoing operations and safeguard the integrity of our information technology infrastructure, data, and employee, customer and vendor information, as well as assumptions relating to the foregoing;

•	our ability to increase transaction volume and improve pricing, product, and utilization for self-moving equipment rentals;

•	our ability to maintain or increase adequate levels of new investment for our rental equipment fleet;

•	our ability to complete current projects, increase occupancy in our existing portfolio of locations, and acquire new locations;

•	our ability to expand our Life Insurance segment in the senior market;

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•	our ability to grow our agency force, expand our product offerings, and pursue business acquisition opportunities in our Life Insurance segment;

•	our belief that fiscal 2026 investments will be largely funded through debt financing, external lease financing, private placements and cash from operations; and

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our plan to expand owned storage properties and our belief that such development projects will be funded through a combination of internally generated funds, corporate debt and with borrowings against existing properties as they operationally mature.

The words “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “could,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our performance to vary from that described in our forward-looking statements and significantly affect our results include, without limitation, the risks described in our most recent Annual Report on Form 10-K, as well as those risks discussed in our subsequent filings with the SEC that are incorporated by reference in this prospectus, and the risk factors that will be set forth in any applicable prospectus supplement for a particular offering of securities.

Our forward-looking statements should not be regarded as representations or warranties by us that matters described in those forward-looking statements will be realized. We assume no obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

You should carefully consider the trends, risks and uncertainties described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and other information in this prospectus and reports filed with the SEC before making any investment decision with respect to the notes. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision with respect to the notes. You should carefully read this entire prospectus supplement, and the accompanying prospectus, as well as the information incorporated by reference herein, before deciding whether to invest. You should pay special attention to the “Risk Factors” section beginning on page S-7 of this prospectus supplement to determine whether an investment in the notes is appropriate for you.

About U-Haul Holding Company and U-Haul

U-Haul Holding Company, a Nevada corporation (“U-Haul Holding Company”), is the holding company for U-Haul International, Inc. (“U-Haul”), Amerco Real Estate Company (“Real Estate”), Repwest Insurance Company (“Repwest”) and Oxford Life Insurance Company (“Oxford”). Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we”, “us”, “our” or the “Company” mean U-Haul Holding Company and its subsidiaries; and all references in this prospectus supplement to “U-Haul Holding Company” mean U-Haul Holding Company only, excluding its subsidiaries.

Through U-Haul, we believe that we are North America’s largest and most comprehensive “do-it-yourself” moving and storage operator. Our primary focus is to provide our customers with a wide selection of moving rental equipment, convenient self-storage rental facilities and related moving and self-storage products and services. We are able to expand our distribution and improve customer service by increasing the amount of moving equipment, self-storage rooms and portable moving and storage units available for rent. In addition, Moving Help® and U-Haul Storage Affiliate on uhaul.com are online marketplaces that connect consumers to independent Moving Help® service providers and thousands of independent Self-Storage Affiliates.

As of September 30, 2025, the U-Haul system included nearly 2,400 Company-operated retail moving stores and nearly 22,700 independent dealer locations. U-Haul is a leader in supplying products and services to help people move and store their household and commercial goods.

Each of the owned and managed retail moving centers and the independent dealer locations rent distinctive orange and white U-Haul trucks and trailers. The owned and managed retail moving centers typically also offer self-storage units to customers, and U-Haul has thousands of independent storage affiliates. Many of the locations also sell U-Haul brand boxes, tape and other moving and self-storage products and services to moving and storage customers, and U-Haul sells similar products and services to such customers through its website, uhaul.com.

Additionally, we offer moving and storage protection packages such as Safemove® and Safetow®. These programs provide moving and towing customers with a damage waiver, cargo protection and medical and life insurance coverage. Safestor® provides protection for storage and U-Box customers from loss on their goods in storage. Safehaul® provides protection for customers stored belongings when using our U-Box® portable moving and storage containers. For our customers who desire additional coverage over and above the standard Safemove® protection, we also offer our Safemove Plus® product. This package provides the rental customer with a layer of primary liability protection. Safetrip® is supplemental roadside protection for the customer’s U-Haul equipment.

We believe that U-Haul is the most convenient supplier of products and services addressing the needs of North America’s “do-it-yourself” moving and storage market. Our system’s broad geographic coverage throughout the United States and Canada and the extensive selection of U-Haul brand moving equipment rentals, self-storage rooms and portable moving and storage units and related moving and storage products and services provide our customers with convenient “one-stop” shopping. As of September 30, 2025, the U-Haul rental fleet consisted of approximately 203,000 trucks and vans, 137,400 trailers and 41,700 towing devices.

Prior to this offering of notes, U-Haul Holding Company has issued additional series of collateralized notes through the U-Haul Investors Club®. In addition, U-Haul Holding Company intends to offer additional securities through the U-Haul Investors Club simultaneously with this offering and/or in the future.

U-Haul Holding Company is a publicly traded Nevada corporation. U-Haul Holding Company’s common stock, par value $0.25 per share (“Voting Common Stock”), and our Series N Non-Voting Common Stock, par value $0.001 per share (“Non-Voting Common Stock”) are listed on the New York Stock Exchange under the symbols “UHAL” and “UHAL.B”, respectively. U-Haul Holding Company’s principal executive offices are located at 5555 Kietzke Lane, Suite 100, Reno, Nevada 89511. Its website address is investors.uhaul.com.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for fiscal quarters ended June 30, 2025 and September 30, 2025, and the other reports and information that U-Haul Holding Company files with the SEC. See “Where You Can Find More Information” on page S-i of this prospectus supplement.

The Offering

The following summary describes the principal terms of the notes and the U-Haul Investors Club. Certain of the terms and conditions below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes and the U-Haul Investors Club, see “Description of the Notes” beginning on page S-21 of this prospectus supplement and “U-Haul Investors Club” beginning on page S-32 of this prospectus supplement. Certain capitalized terms are defined under the heading “Description of Notes” - “Certain Definitions” beginning on page S-30 of this prospectus supplement.

Issuer	U-Haul Holding Company.

Notes Offered; Notes Issued in Subseries

Up to $13,673,700 aggregate principal amount of Fixed Rate Secured Notes Series UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N (the “notes”). The notes will be issued from time to time in up to 20 separate series, with each series having one or more separate sub-series, bearing interest rates and having terms as provided herein. As notes are offered, prospective investors shall have the opportunity to select the series and sub-series of notes for which such prospective investor is subscribing.

Each series of notes shall be limited in aggregate principal amount as indicated immediately below:

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Series UIC-14N Maximum aggregate principal amount: $750,000

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Series UIC-15N Maximum aggregate principal amount: $750,000

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Series UIC-16N Maximum aggregate principal amount: $644,000

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Series UIC-18N Maximum aggregate principal amount: $227,200

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Series UIC-20N Maximum aggregate principal amount: $697,500

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Series UIC-21N Maximum aggregate principal amount: $750,000

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Series UIC-22N Maximum aggregate principal amount: $750,000

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Series UIC-23N Maximum aggregate principal amount: $750,000

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Series UIC-24N Maximum aggregate principal amount: $750,000

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Series UIC-25N Maximum aggregate principal amount: $750,000

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Series UIC-26N Maximum aggregate principal amount: $806,000

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Series UIC-31N Maximum aggregate principal amount: $321,900

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Series UIC-34N Maximum aggregate principal amount: $577,400

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Series UIC-35N Maximum aggregate principal amount: $750,000

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Series UIC-36N Maximum aggregate principal amount: $750,000

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Series UIC-37N Maximum aggregate principal amount: $750,000

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Series UIC-38N Maximum aggregate principal amount: $750,000

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Series UIC-39N Maximum aggregate principal amount: $750,000

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Series UIC-40N Maximum aggregate principal amount: $750,000

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Series UIC-41N Maximum aggregate principal amount: $649,700

Issue Date	Notes will be issued within five business days following our receipt and acceptance of investor subscriptions with respect to any sub-series of the notes in the aggregate principal amount of $100 for such sub-series, or at such other time as U-Haul Holding Company determines in its sole discretion. Interest on issued notes shall commence to accrue on the issue date.

Sub-Series Interest Rate and Term

The respective sub-series of notes under Series UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N shall bear the following interest rates and terms:

2-Year term 5.00%

3-Year term 5.05%

4-Year term 5.10%

5-Year term 5.15%

6-Year term 5.20%

7-Year term 5.25%

8-Year term 5.30%

Minimum Investment	$100.

Principal and Interest Payment Date; Credited to Holders’ U-Haul Investors Club Account	The notes are fully amortizing. Principal and interest on the notes will be credited to each holder’s U-Haul Investors Club® account in arrears every three months, beginning three months from the issue date of the first subseries of notes issued to any investor under such respective subseries, and shall be based on the actual number of days the holder is invested in such notes during such quarter.

Record Date	The record date is the first day of the month preceding the related due date for the crediting of principal and interest on the notes.

Collateral

Subject to our right to remove Collateral as described in this prospectus supplement, the notes issued under the following individual Series will be secured, respectively, by a first-priority undivided security interest and lien on the U-Haul® equipment described below (the “Initial Collateral”).

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UIC-14N up to 7,837 specified U-Haul® Utility Dollies, manufactured in fiscal year 2023;

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UIC-15N up to 7,837 specified U-Haul® Utility Dollies, manufactured in fiscal year 2023;

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UIC-16N up to 6,729 specified U-Haul® Utility Dollies, manufactured in fiscal year 2023;

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UIC-18N up to 182,058 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-20N up to 182,058 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-21N up to 182,058 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-22N up to 182,058 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-23N up to 182,058 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-24N up to 182,058 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-25N up to 182,058 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-26N up to 195,469 specified U-Haul® Furniture Pads, manufactured in fiscal year 2024;

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UIC-31N up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2013;

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UIC-34N up to 1,357 specified U-Haul® Wooden AA U-Box Containers manufactured in 2013;

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UIC-35N up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

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UIC-36N up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

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UIC-37N up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

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UIC-38N up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

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UIC-39N up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

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UIC-40N up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; and

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UIC-41N up to 1,527 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014.

The notes issued under UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N are not cross-collateralized or cross-defaulted to one another.

The Collateral is owned by one or more subsidiaries of U-Haul Holding Company. The Collateral is utilized in the operations of the U-Haul System, which includes retail sales and the rental of U-Haul moving equipment and self-storage units to customers in the ordinary course of business. No appraisal of the Collateral has been or will be prepared by us or on our behalf in connection with this offering.

Substitution of Collateral

U-Haul Holding Company has the right, in its sole discretion, to voluntarily substitute or to cause any third party or affiliate to substitute any assets (the “Replacement Collateral”) for all or part of the Collateral that from time to time secures the notes or any sub-series thereof, including the Initial Collateral and any Replacement Collateral (the “Collateral”), provided that the value of the Replacement Collateral is at least 100% of the value of the Collateral that is released at the time of substitution (the “Released Collateral”). In connection with any substitution of Collateral, the value of the Replacement Collateral and the Released Collateral is determinable by U-Haul Holding Company in its sole discretion, and no appraisal will be prepared by us or on our behalf in this regard. U-Haul Holding Company is permitted to make an unlimited number of Collateral substitutions.

The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. Notwithstanding the foregoing, Collateral which is the subject of attrition, including casualty, theft (to the extent the Collateral includes equipment) and condemnation or threatened condemnation (to the extent the Collateral includes real property), may be released from the lien and will not be substituted.

Ranking	The notes are secured by the Collateral and will rank equally among themselves.

No Subsidiary Guarantees	The notes are not guaranteed by any subsidiary of U-Haul Holding Company, and therefore will be effectively structurally subordinated to all of the existing and future claims of creditors of each of U-Haul Holding Company’s subsidiaries, including U-Haul.

Covenants

The notes are being issued under a base indenture (“base indenture”) between U-Haul Holding Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “trustee”), an indenture supplement (“indenture supplement”) between U-Haul Holding Company and the trustee, and a pledge and security agreement (“security agreement”, and together with the base indenture, the indenture supplement, and any other instruments and documents executed and delivered pursuant to the foregoing documents, as the same may be amended, supplemented or otherwise modified from time to time, the “financing documents”) among U-Haul Holding Company, the trustee and Owner. The financing documents contain certain covenants for the benefit of the holders. These covenants consist of:

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maintenance of a first-priority lien on the Collateral; and

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prohibition of additional liens on the Collateral other than Permitted Liens.

Optional Redemption	Under the terms of the financing documents, the notes or any sub-series thereof may be redeemed by U-Haul Holding Company in its sole discretion at any time, in whole or in part on a pro rata basis, without penalty, premium or fee, at a price equal to 100% of the principal amount then outstanding, plus accrued and unpaid interest, if any, through the date of redemption.

Use of Proceeds	U-Haul Holding Company intends to use the net proceeds from this offering to reimburse its subsidiaries and affiliates for the cost of acquisition and/or production of the Collateral and for other general corporate purposes.

Listing	The notes will not be listed on any national securities exchange.

Rating	The notes will not be rated by any statistical rating organization.

U-Haul Investors Club

Through this offering, U-Haul Holding Company is extending to investors the opportunity to subscribe to purchase notes. In order to subscribe to purchase notes, prospective investors must become a member of the U-Haul Investors Club and comply with the instructions available on our website at uhaulinvestorsclub.com. Among other things, this will require the prospective investor to:

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complete a membership application;

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complete a note subscription offer;

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set up a U-Haul Investors Club online account through which investors will be able to transfer funds from their linked U.S. bank account to pay for the notes; and

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receive and deliver in electronic format any and all documents, statements and communications related to the offering, the notes and the U-Haul Investors Club.

U-Haul Holding Company reserves the right to reject, in whole or in part, in its sole discretion, any subscription to purchase notes. Before U-Haul Holding Company closes the offering, investors may withdraw their subscription to purchase notes.

U-Haul Holding Company intends to offer additional securities through the U-Haul Investors Club simultaneously with this offering and/or in the future.

Form of Notes	The notes are being issued in uncertificated book-entry form only, through the U-Haul Investors Club website.

Transferability	The notes are not transferable except between members of the U-Haul Investors Club through privately negotiated transactions relating exclusively to non-qualified accounts. The notes will not be listed on any securities exchange, and there is no anticipated public market for the notes. Therefore, investors must be prepared to hold their notes until the maturity date.

Servicer	The notes will be serviced exclusively by U-Haul International, Inc., a subsidiary of U-Haul Holding Company, or its designee.

Risk Factors	An investment in the notes involves substantial risk. See “Risk Factors” beginning on page S-7 for a description of certain risks you should consider before investing in the notes.

RISK FACTORS

An investment in the notes involves substantial risk. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended March 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market value of the notes, if any market develops or exists, could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to our Business and Operations

Our fleet rotation program can be adversely affected by financial market conditions.

To meet the needs of our customers, U-Haul maintains a large fleet of rental equipment, which consists of box trucks, cargo vans, and pickups, which we refer to collectively as “trucks”, as well as trailers and towing devices. Fleet costs typically represent one of our largest expenses and can vary from year to year based partly on the prices at which we are able to purchase and dispose of our trucks. Our rental truck fleet rotation program is funded internally through operations and externally from debt and lease financing. Our ability to fund our routine fleet rotation program could be adversely affected if financial market conditions limit the general availability of external financing or adversely affect the terms and conditions at which such financing is available. This could lead us to operate trucks longer than initially planned and/or reduce the size of the fleet, either of which could materially and negatively affect our results of operations.

Another important aspect of our fleet rotation program is the sale of used rental trucks. The sale of used trucks provides us with funds that can be used to purchase new trucks. Used truck prices are subject to changes in demand for such trucks, consumer interests, inventory levels, pricing for similar new vehicles, interest rates, fuel costs, tariffs and other trade barriers, and general economic conditions. Conditions may arise that could lead to a decrease in demand and/or resale values for our used trucks. If there is a decline in residual values for trucks in our fleet, it may cause us to hold those trucks longer, sustain a loss on the sale of those trucks or require us to depreciate those trucks at a more accelerated rate than currently anticipated while we own them. This could have a material adverse effect on our financial results, which could result in substantial losses and decreases in cash flows from the sale of used trucks.

We obtain our rental trucks from a limited number of manufacturers.

Over the last 30 years, we have purchased the majority of our rental trucks from Ford Motor Company and General Motors Corporation. We are exposed to risk to the extent that they or any other auto manufacturer from which we purchase our trucks significantly curtails production. That production could be curtailed as a result of a wide range of factors, including but not limited to supply chain disruptions, government regulations or mandates, tariffs, duties or other trade barriers, shortages of parts, organizational changes, and financial difficulties they may face. We could be materially and negatively impacted by any inability of such manufacturers to accept future orders from U-Haul or fulfill existing orders.

In addition, the cost of acquiring new rental trucks has increased significantly in recent years. If costs significantly increase in the future, whether because of general economic conditions, adverse effects of government regulations, tariffs, duties, other trade barriers, supply chain disruptions, or any other reason, it could materially and negatively affect our ability to rotate new equipment into the fleet. Although we believe that we could contract with alternative manufacturers for our rental trucks, we cannot guarantee that we will be able to do so or predict how long that would take. In addition, termination of our existing relationships with these suppliers could have a material adverse effect on our business, financial condition or results of operations for an indefinite period of time.

A significant portion of our revenues are generated through third parties.

Our business plan relies upon a network of independent dealers strategically located throughout the United States and Canada. As of September 30, 2025, we had nearly 22,700 independent equipment rental dealers. In fiscal 2025, just under half of all U-Move rental revenue originated through this network.

Our inability to maintain this network or its current cost structure could inhibit our ability to adequately serve our customers and could negatively affect our results of operations and financial position.

Existing and future laws or regulations favoring electric, autonomous, and connected vehicles may negatively impact the composition of our fleet and negatively affect our business and results of operations.

Regulatory pressure in connection with the introduction and expansion of electric, autonomous, and connected rental vehicles could require infrastructure improvement that could inhibit our current business model and negatively impact our ability to acquire or increase our cost of acquisition for rental trucks. For example, the Advanced Clean Fleets regulation (“ACF”) adopted by the California Air Resources Board (“CARB”) would have required us to phase out certain internal combustion engine vehicles from our fleet and replace them with so-called zero-emission vehicles (“ZEVs”). California must request and receive a waiver from the Environmental Protection Agency (“EPA”) to enforce the ACF, and for now it has withdrawn its request for such a waiver. If California seeks and obtains such a waiver in the future, then to accommodate ZEVs, our Company-operated locations and independent dealer network may require physical upgrades that are uneconomical and/or unachievable. In addition, because many of our vehicles are used by our customers for one-way interstate moves, if the ACF or similar laws or regulations are adopted by federal, state, or provincial governments or regulators in the future, it could materially and negatively affect our operations across North America because our one-way rental vehicles travel throughout the U.S. and Canada. Under any such laws, our one-way rental business would depend, in whole or in part, on an in-transit recharging network throughout the United States and Canada to support electric vehicles or ZEVs. Such a recharging network does not exist today, and even if one is built, the increased rental cost, and time and cost required to charge electric vehicles or ZEVs may be so great as to substantially limit our ability to serve customers needing to move long distances.

We cooperate with original equipment manufacturers (“OEMs”), maintain and train our own technical experts, and operate an equipment Technical Center that has positioned us as an industry leader in innovation for over fifty years. However, any legal or regulatory changes that would require electric, autonomous, or connected vehicles in our fleet would raise challenges of enormous scale. Our repair and maintenance infrastructures, including both physical plants as well as personnel, may be inappropriate for these new types of vehicles. Without such repair and maintenance capabilities it could compromise our ability to operate a fleet of electric vehicles or ZEVs. We may also need to depend upon third party providers for some of those services, and they may not be able to provide workable solutions. There is a risk that we may not be able to adequately prepare for these possibilities. In addition, even if we successfully adapt to any such changes, there can be no guarantee that our fleet or services as adapted would meet the needs of our “do-it-yourself” moving and storage customers, or that we would be able to offer our products and services at prices our customers would be willing or able to pay.

We are encouraged that the U.S. Congress passed, and President Trump signed, resolutions rescinding waivers granted by the EPA to California for other CARB regulations that would have effectively imposed emissions limits and sales mandates on OEMs well beyond California’s borders. We are also encouraged by the Trump Administration’s actions to reverse and limit state attempts to impose emission and other requirements that would effectively limit the availability of internal combustion vehicles for fleets such as ours. However, there is no assurance that courts or a future Congress or administration will not reverse such rescission of waivers or such actions by the Trump Administration or that California will not apply for and receive a waiver for the ACF. In addition, an existing agreement between OEM’s and California may require OEM’s to meet California’s emissions requirements and sales mandates for electric vehicles or ZEVs even if CARB’s regulations cannot be enforced. If that occurs, we may not be able to successfully adapt to the requirements of a changed regulatory or commercial environment that favors or requires all-electric or specific alternative fuel vehicles.

Any insistence by governments that the future of the economy will be based on all-electric vehicles instead of hybrid or other alternative fuel vehicles may result in government regulators knowingly or unknowingly choosing the winners and losers in an evolving transportation environment. It is possible that they may not choose U-Haul customers and U-Haul to be among the winners. In addition, any such insistence may create an infrastructure in which personal interstate travel would be uneconomical or severely regulated, which could materially and adversely affect our moving business, results of operations, and financial position. In addition, there is growing evidence that consumers may refuse to support an all-electric solution for their moving needs, squeezing U-Haul between government demands and consumer preferences.

We face liability risks associated with the operation of our rental fleet, sales of our products, and operation of our locations.

The operation of our moving and storage centers, our business of renting moving and storage equipment to customers, the sale of moving and storage supplies, towing accessories and installation, and our refilling of propane tanks exposes us to liability claims. These include but are not limited to claims for property damage, personal injury, and even death. We seek to limit the occurrence of such claims through the design of our equipment, communication of its proper use, repair and maintenance schedules, training of our personnel, risk management assessments, and by providing our customers with online resources for the proper use of products and services. Regardless, accidents still occur, and we manage the financial risk of these events through third party insurance carriers. While these excess loss and property insurance policies are available today at affordable costs, this could change and could negatively affect our results of operations and financial position. Changes in attitudes of juries and/or involvement of third parties in the litigation process through litigation financing could negatively affect our results.

Cybersecurity incidents are inevitable and disruptions in our information technology systems or a compromise of security with respect to those systems could adversely affect us.

We rely on information technology systems to manage and support our operations and provide products, services, and support to our customers. In connection with these activities, we store and transmit proprietary information and sensitive or confidential data, including personally identifiable information of customers, team members and others. Our reliance on these technology systems and our storage and transmission of such data exposes us to various risks, including cyberattacks or failures in all or part of our technology systems that could result in disruptions in our operations, our ability to serve our customers, or a compromise of our data security. We also face such risks through our use of third-party service providers (including banks, dealers, administrators of our medical insurance plans, and law firms), our communication and filing data with regulatory authorities and government agencies, and our other interactions with third parties, any of whom could be the source of a cyberattack on our technology systems or data.

We commit resources to prevention, detection, and mitigation to limit the adverse effects of cybersecurity incidents. We have implemented security protocols, backup systems and alternative procedures to mitigate these risks. We employ IT security team members that have cybersecurity experience or certifications and utilize third-party service providers and consultants to protect our systems and assist us in managing these risks. Our Board and its Audit & Cyber Committee exercise oversight of our cybersecurity risks and management’s oversight of the processes and procedures that protect our systems and data. However, despite our security measures, we cannot guarantee that we will not be adversely affected by cybersecurity incidents, including hacks of our systems, denial-of-service attacks, viruses and other malicious software (malware), team member error or malfeasance, phishing attacks, social engineering, security breaches, disruptions during the process of upgrading or replacing computer software or hardware, or other attacks that may jeopardize the security of information stored in or transmitted by technology systems and networks that we or third-party service providers maintain, which include cloud-based networks and data center storage.

In addition, our response to cybersecurity incidents, our investments in our technology, and our controls, processes, and practices, may not be sufficient to shield us from significant losses or liability. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and are increasingly sophisticated, including as a result of emerging technologies such as artificial intelligence and machine learning. Moreover, the techniques used may be difficult to detect, and often are not recognized until launched against a target. As a result, we may not anticipate an attack or respond adequately or timely, and the extent of a particular incident may not be immediately clear. It could take significant time before an investigation can be completed and reliable information about the incident becomes known. During an investigation, it is possible we may not know the extent of the harm, or how to remediate it, which could further adversely impact us. New regulations could result in us being required to disclose information about a cybersecurity incident before it has been fully investigated, mitigated, or resolved. Due to the risk of allegations by plaintiffs’ counsel or government regulators armed with the benefit of hindsight, we may be required to disclose information about a cybersecurity incident even before we determine whether it was material.

In addition, because our systems contain information about individuals and businesses, our failure to maintain the security of the data we hold, whether because of our own error or the malfeasance or errors of others, could lead to unauthorized access or the release of personally identifiable or otherwise confidential or protected information. Our failure to maintain the security of the data we hold could also violate applicable privacy, data security and other laws and subject us to lawsuits and regulatory enforcement resulting in fines. Regulators have been imposing new data privacy and security requirements, including new and greater monetary fines for privacy violations, such as those under the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act. Other U.S. states and Canadian provinces have also proposed or adopted their own data protection legislation or regulations, which are often broad in scope and subject to evolving interpretations and increasing enforcement. Some of these laws and regulations provide for statutory damages or fines even if we have used commercially reasonable efforts to protect our data and systems but a bad actor breaches our cybersecurity defenses and gains access to personally identifiable information. Even if no party incurs any actual damages, we could be punished by the government for criminal cyberattacks by bad actors, and the fines or other costs imposed upon us could reach amounts that could have a material adverse effect on us, our results of operations, and financial condition. In addition, new and existing data privacy laws and regulations could diverge and conflict with each other in certain respects, making compliance increasingly difficult. Complying with new regulatory requirements could require us to incur substantial expenses and change our business. As regulators become increasingly focused on information security, data collection, and privacy, we may be required to devote significant additional resources to dealing with their demands.

We experience daily threats to our data and systems. We have experienced cybersecurity incidents in the past, none of which, to date, has resulted in a material impact on our business strategy, results of operations, or financial condition. In 2021, we experienced a cybersecurity incident which is described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, under the heading “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operation – Cybersecurity Incident”. Although past events have not resulted in a material impact on our business strategy, results of operations or financial condition, the impacts of cybersecurity incidents in the future could be material. Although we maintain insurance coverage for various cybersecurity risks, there can be no guarantee that we will be fully insured, or that insurance coverage will remain available for cybersecurity risks. Significantly, no amount of effort to deter, identify, mitigate, and/or prevent cybersecurity breaches can achieve 100% success in the current cyber threat environment. Given the financial reward reaped by threat actors for their illegal attacks on technology systems and access to data, and the inability of governments or private industry to fully prevent such attacks and resulting breaches, we expect such attacks to continue. We also expect governments to continue to punish companies that are victims of cyberattacks, whether through statutory fines or otherwise. We cannot provide assurance that we will not experience future cybersecurity incidents or that such incidents will not have a material impact on our business strategy, results of operations, or financial condition. Investors who require any such assurance should not invest in the Company.

We may incur losses due to our reinsurers’ or counterparties’ failure to perform under existing contracts or we may be unable to secure sufficient reinsurance or hedging protection in the future.

We use reinsurance and derivative contracts to mitigate our risk of loss in various circumstances. These agreements do not release us from our primary obligations and therefore we remain ultimately responsible for these potential costs. We cannot provide assurance that these reinsurers or counterparties will fulfill their obligations. Their inability or unwillingness to make payments to us under the terms of the contracts may have a material adverse effect on our financial condition and results of operations.

As of December 31, 2024, Repwest reported $0.4 million of reinsurance recoverables, net of allowances and $32.4 million of reserves and liabilities ceded to reinsurers. Of this, Repwest’s largest exposure to a single reinsurer was $20.3 million.

As of December 31, 2024, Oxford’s derivative hedges had a net market value of $8.8 million with notional amounts of $297.1 million.

Risks Related to our Industry

We operate in a highly competitive industry.

The truck rental industry is highly competitive and includes a number of significant national, regional and local competitors, many of which are several times larger than U-Haul. We believe the principal competitive factors in this industry are convenience of rental locations, availability of quality rental moving equipment, breadth of essential services and products and total cost. Our financial results can be adversely impacted by aggressive pricing from our competitors. Some of our competitors may have greater financial resources than we have. We cannot assure you that we will be able to maintain existing rental prices or implement price increases. Moreover, if our competitors reduce prices and we are not able or willing to do so as well, we may lose rental volume, which would likely have a materially adverse effect on our results of operations.

The self-storage industry is large and fragmented. We believe the principal competitive factors in this industry are convenience of storage rental locations, cleanliness, security, and price. Competition in the market areas in which we operate is significant and affects the occupancy levels, rental rates, and operating expenses of our facilities. Competition might cause us to experience a decrease in occupancy levels, limit our ability to raise rental rates, or require us to offer discounted rates that would have a material effect on our results of operations and financial condition. Entry into the self-storage business may be accomplished through the acquisition of existing facilities by persons or institutions with the required initial capital. However, development of new self-storage facilities is more difficult due to land use, zoning, environmental, and other regulatory requirements. The self-storage industry has in the past experienced overbuilding in response to perceived increases in demand. Consolidation of ownership is taking place with certain owners of self-storage. We cannot assure you that we will be able to successfully compete in existing markets or expand into new markets.

In addition, the moving and storage industry has experienced rapid changes in technology. Numerous potential competitors are working to establish paradigm shifting technologies from self-driving vehicles to vehicle sharing services and other technologies that connect riders with vehicles. Additionally, customer demand for ease of online or app-based management of their moving and storage transactions continues to grow. Customers also increasingly turn to new technologies, such as artificial intelligence apps and chatbots to locate and compare products, including moving and storage products, and we may not successfully adapt our marketing and ability to reach customers through these new and developing platforms. There may be other innovations and technologies that could impact the do-it-yourself moving and storage industries that we cannot yet foresee. We actively develop and deploy new technologies, but we cannot ensure that our initiatives will be successful or timely, and our failure to effectively implement any initiative could have an adverse impact on our financial condition or results of operations.

Economic conditions, including those related to the credit markets, interest rates and inflation, may adversely affect our industry, business and results of operations.

Consumer and commercial spending are generally affected by the health of the economy, which places some of the factors affecting the success of our business beyond our control. Our businesses, although traditionally not as cyclical as some, could experience significant downturns in connection with or in anticipation of declines in general economic conditions. In times of declining consumer spending, we may be driven to reduce pricing, which could have a negative impact on gross profit. In addition, any downturn in the economy could result in reduced revenues and working capital. Trends in the economy are resulting in inflationary pressures leading to an increase in our cost of doing business. Tariffs and trade restrictions could be announced with little or no advance notice that could adversely affect us. We cannot guarantee that we would be able to either manage the costs lower or pass them along to our customers in the form of higher prices.

Should credit markets in the United States tighten or if interest rates increase significantly, we may not be able to refinance existing debt or find additional financing on favorable terms, if at all. If one or more of the financial institutions that support our existing credit facilities fails or opts not to continue to lend to us, we may not be able to find a replacement, which would negatively impact our ability to borrow under credit facilities. If our operating results were to worsen significantly and our cash flows or capital resources prove inadequate, or if interest rates increase significantly, we could face liquidity problems that could materially and adversely affect our results of operations and financial condition.

A.M. Best financial strength ratings are crucial to our life insurance business.

In September 2025, A.M. Best affirmed the financial strength rating (“FSR”) for Oxford and Christian Fidelity Life Insurance Company (“CFLIC”) of A. The FSR outlook was revised to negative from stable. In addition, A.M. Best affirmed the long-term issuer credit rating (“LTICR”) of “a”. The LTICR outlook of these ratings remained negative. Financial strength ratings are important external factors that can affect the success of Oxford’s business plans. Accordingly, if Oxford’s ratings, relative to its competitors, are not maintained or do not continue to improve, Oxford may not be able to retain and attract business as currently planned, which could adversely affect our results of operations and financial condition.

Risks Related to our Financings

We are leveraged.

As of September 30, 2025, we had total debt outstanding of $7,732.5 million and operating lease liabilities of $42.6 million. Although we believe, based on existing information, that additional leverage can be supported by our operations and revenues, our existing debt could impact us in the following ways, among others:

•	require us to allocate a considerable portion of cash flows from operations to debt service and lease payments;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit our ability to obtain additional financing; and

•	place us at a disadvantage compared to our competitors who may have less debt.

Our ability to make payments on our debt and leases depends upon our ability to maintain and improve our operating performance and generate cash flow. To some extent, this is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, some of which are beyond our control. If we are unable to generate sufficient cash flow from operations to service our debt and meet our other cash needs, including our leases, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness and leases. If we must sell our assets, it may negatively affect our ability to generate revenue. In addition, we may incur additional debt or leases that would exacerbate the risks associated with our indebtedness.

Risks Related to our Organization

A majority of our Voting Common Stock is owned by a small contingent of stockholders.

Willow Grove Holdings LP, directly and through controlled entities (“WGHLP”), owns 9,791,911 shares of our common stock, $0.25 par value per share (“Voting Common Stock”), and together with Edward J. Shoen and Mark V. Shoen, owns 9,828,541 shares (approximately 50.1%) of Voting Common Stock. The general partner of WGHLP controls the voting and disposition decisions with respect to the Voting Common Stock owned by WGHLP, and is managed by Edward J. Shoen (the Chairman of the Board of Directors and Chief Executive Officer of U-Haul Holding Company) and his brother, Mark V. Shoen. Accordingly, Edward J. Shoen and Mark V. Shoen are in a position to significantly influence our business and policies, including the approval of certain significant transactions, the election of the members of our board of directors (the “Board”) and other matters submitted to our stockholders. There can be no assurance that their interests will not conflict with the interests of our other stockholders.

Furthermore, we are a “controlled company” within the meaning of the New York Stock Exchange corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of our Board consist of independent directors, (2) that our Board have a compensation committee that consists entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) that our director nominations be made, or recommended to our full Board, by our independent directors or by a nominations committee that consists entirely of independent directors and that we adopt a written charter or board resolution addressing the nomination process.

We rely upon our “controlled company” status to permit our full Board to nominate directors rather than delegate that responsibility to the independent directors or a nominations committee comprised of independent directors. For that reason, our Board has not created a nominating committee. In the future we may rely upon our status as a “controlled company” to not comply with other governance standards. For example, we may decide not to have a Board that consists of a majority of independent directors or a compensation committee that consists entirely of independent directors with a written charter addressing its purposes and responsibilities.

In addition, 732,866 shares (approximately 4.0% of our Voting Common Stock) are owned under our Employee Stock Ownership Plan (“ESOP”). Each ESOP participant is entitled to vote the shares allocated to himself or herself in their discretion. If an ESOP participant does not vote his or her shares, those shares will be voted by the ESOP trustee, in the ESOP trustee’s discretion.

The trading price for our outstanding Voting Common Stock and Non-Voting Common Stock may be volatile.

The trading prices of our Voting Common Stock and Non-Voting Common Stock and the allocation of value between the two has previously been, and may be volatile and their respective values may decline. In addition, the trading prices of our two series of common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, among others:

•	Quarterly variations in our results of operations or those of our competitors.

•	Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships, or capital commitments.

•	Recommendations by securities analysts or changes in earnings estimates.

•	Announcements about our earnings that are not in line with analyst expectations.

•	Announcements by our competitors of their earnings that are not in line with analyst expectations.

•	Commentary by industry and market professionals about our products, strategies, and other matters affecting our business and results, regardless of its accuracy.

•	The volume of shares of Voting Common Stock and Non-Voting Common Stock available for public sale.

•	Sales of Voting Common Stock and Non-Voting Common Stock by us or by our stockholders (including sales by our directors, executive officers, and other employees).

•	Short sales, hedging, and other derivative transactions on shares of our Voting Common Stock and Non-Voting Common Stock.

•	The perceived values of Voting Common Stock and Non-Voting Common Stock relative to one another.

Risks Related to Legal, Regulatory and Compliance

Our operations subject us to numerous environmental laws and regulations and the possibility that environmental liability in the future could adversely affect our operations.

Compliance with environmental requirements of federal, state, provincial and local governments in the United States and Canada affects our business. Among other things, these requirements regulate the discharge of materials into the air, land and water and govern the use and disposal of hazardous substances. Under environmental laws or common law principles, we can be held liable for hazardous substances that are found on real property we have owned or operated. We are aware of issues regarding hazardous substances on some of our real estate and we have put in place a remediation plan at each site where we believe such a plan is necessary. See Note 19, Contingencies, of the Notes to Consolidated Financial Statements. We regularly make capital and operating expenditures to stay in compliance with environmental laws. In particular, we have managed a testing and removal program since 1988 for our underground storage tanks. Despite these compliance efforts, the risk of environmental liability is part of the nature of our business.

Environmental laws and regulations are complex, change frequently and could become more stringent in the future. We cannot assure you that future compliance with these laws and regulations, future environmental liabilities, the cost of defending environmental claims, conducting any environmental remediation or generally resolving liabilities caused by us or related third parties will not have a material adverse effect on our business, financial condition or results of operations.

We are highly regulated and changes in existing laws and regulations or violations of existing or future laws and regulations could have a material adverse effect on our operations and profitability.

Our truck, trailer, self-storage, and U-Box container rental business is subject to regulation by various federal, state and provincial governmental entities in the United States and Canada. For example, the U.S. Department of Transportation and various state, federal and Canadian agencies exercise broad powers over our motor carrier operations, safety, and the generation, handling, storage, treatment and disposal of waste materials. In addition, our business is also subject to federal, state, provincial and local laws and regulations relating to environmental protection, land use, and human health and safety, among other matters. The failure to comply with any of these laws and regulations may adversely affect our ability to sell or rent our equipment or property or to use our property as collateral for future borrowings. In addition, zoning choices enacted by individual municipalities in the United States and Canada may limit our ability to serve certain markets with our products and services. Compliance with changing laws and regulations could substantially impair real property and equipment productivity and increase our costs.

In addition, we may become subject to federal, state, or provincial regulations that set a maximum amount of carbon emissions that individual entities can emit without penalty or we may become subject to carbon-based taxes. Such regulations or taxes would likely affect everyone who uses fossil fuels and would disproportionately affect users in the highway transportation industries.

We have no evidence to support a belief that “do-it-yourself” moving customers are willing to accept any additional costs that could result from such penalties or taxes. Should such penalties or taxes be enacted, we could see an increase in expenses, including compliance costs and a negative effect on our operating margin.

As our U-Box operations increasingly provide services to customers for moves to countries other than the United States and Canada, we may also be exposed to laws and regulations in those other countries. The need to comply with any such laws or regulations could increase expenses.

Our insurance companies are heavily regulated by state insurance departments and the National Association of Insurance Commissioners. These insurance regulations are primarily in place to protect the interests of our policyholders and not our investors. Any new laws or regulations applicable to our insurance companies or any changes in existing laws and regulations could increase our costs, inhibit new sales, or limit our ability to implement rate increases.

Potential risks related to protection of our intellectual property.

Since 1945, we have used certain trade dress, such as our distinctive orange U-Haul trucks, trailers, U-Boxes, and orange door self-storage units and trademarks that include the color orange to distinguish our brand, products, and services. We believe that our rights in our intellectual property, including our rights to use the color orange in the promotion of our goods and services, are strong and well-supported. However, over the past few years, Public Storage Operating Company (“Public Storage”) has sought to prevent self-storage operators from using the color orange in connection with their self-storage services. We filed a lawsuit against Public Storage in the District of Arizona in December 2024, asking for a declaration that our trade dress and trademarks that use orange do not infringe on Public Storage’s claimed intellectual property rights. While we believe we will be able to successfully protect our rights to continue to use the color orange to distinguish our brand, products and services, there can be no assurance of a favorable outcome. If we are unsuccessful, our ability to use these marks could be limited, which could adversely impact our financial condition or results of operations.

Changes to U.S. tax laws may adversely affect our financial condition or results of operations and create the risk that we may need to adjust our accounting for these changes.

The Tax Cuts and Jobs Act (“Tax Reform Act”) and the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) made significant changes to U.S. tax laws and include numerous provisions that affect businesses, including ours. For instance, as a result of lower corporate tax rates, the Tax Reform Act tends to reduce both the value of deferred tax assets and the amount of deferred tax liabilities. It also limits interest expense deductions and the amount of net operating losses that can be used each year and alters the expensing of capital expenditures. Other provisions have international tax consequences for businesses like ours that operate internationally. The Tax Reform Act is unclear in certain respects and will require interpretations and implementing regulations by the Internal Revenue Service (“IRS”), as well as state tax authorities, and the Tax Reform Act and CARES Act could be subject to amendments and technical corrections, any of which could lessen or increase the adverse (and positive) impacts of these acts. The Tax Reform Act put into place 100% first year bonus depreciation. The One Big Beautiful Law Act (“OBBA”) permanently extended the 100% first year bonus depreciation. The accounting treatment of these tax law changes was complex, and some of the changes affected both current and future periods. Others primarily affected future periods. Additional changes to the U.S. tax code could negatively offset operating cashflows.

Changes to tax policy, corporate tax rates or interpretations of existing tax law could change our effective tax rate, reduce future expected tax deductions and increase current and future federal income tax payments.

General Risk Factors

Terrorist attacks could negatively impact our operations and profitability and may expose us to liability and reputational damage.

Terrorist attacks may negatively affect our operations and profitability. Such attacks may damage our facilities and it is also possible that our rental equipment could be involved in a terrorist attack. Although we carry excess of loss insurance coverage, it may prove to be insufficient to cover us for acts of terror using our rental equipment. Moreover, we may suffer reputational damage that could arise from a terrorist attack which utilizes our rental equipment. The consequences of any terrorist attacks or hostilities are unpredictable and difficult to quantify. We seek to minimize these risks through our operational processes and procedures; however, we may not be able to foresee events that could have an adverse effect on our operations.

Risks Related to our Indebtedness and an Investment in the Notes

The notes are not transferable except between members of the U-Haul Investors Club through privately negotiated transactions. In addition, the notes will not be listed on any securities exchange, and there is no anticipated public market for the notes. Therefore, you must be prepared to hold the notes until the maturity date.

The notes are not transferable except between members of the U-Haul Investors Club through privately negotiated transactions relating exclusively to non-qualified (non-retirement/non IRA) accounts, as to which neither U-Haul Holding Company, the servicer, the trustee, nor any of their respective affiliates will have any involvement. In addition, the notes will not be listed on any securities exchange, there is no anticipated public market for the notes, and it is unlikely that a secondary “over-the-counter” market for the notes will develop between bond dealers or bond trading desks at investment houses. Therefore, you must be prepared to hold your notes until the maturity date. Transfers of the notes held in qualified accounts are not permissible, other than transfers constituting required minimum distributions. The notes are not a liquid investment. If you believe you will need access to the funds you are otherwise planning on investing in notes prior to the stated maturity date of such notes, then you should not invest in the notes at this time.

Even if you are able to privately negotiate the sale of your notes to another U-Haul Investors Club member, you may not be able to find a purchaser for the notes who is willing to pay you an amount equal to the principal amount outstanding on the notes, or at all.

Even if you are able to privately negotiate the sale of your notes to another U-Haul Investors Club member, the price of the notes in such market may be lower than the price you pay to purchase the notes from us. If you purchase notes in this offering, you will pay a price that was independently determined by us, and therefore neither established in a competitive market nor negotiated with any representative acting in your best interest, including the trustee. This price may not be indicative of prices that could prevail, if any, after this offering. The ability to sell your notes to another U-Haul Investors Club member through a privately negotiated transaction does not guarantee that you will be able to find a purchaser willing to buy the notes for an amount equal to the principal amount outstanding on the notes, or at all. In addition, our operating performance, the status and condition of the Collateral, general market and economic conditions and other factors could impair the value of your notes and your ability to sell them in a privately negotiated transaction to another U-Haul Investors Club member, if such opportunity were to develop.

Our currently outstanding indebtedness, and additional indebtedness that we are permitted to incur, could prevent U-Haul Holding Company from fulfilling its obligations under the notes.

In addition to our currently outstanding indebtedness and the indebtedness U-Haul Holding Company will incur pursuant to the offering of the notes, we are able to incur substantial additional indebtedness, including secured indebtedness, in the future. Any additional indebtedness we may incur could have important consequences for the holders of the notes and could limit U-Haul Holding Company’s ability to satisfy its obligations to pay principal and interest with respect to the notes.

The value of the Collateral may not be sufficient to satisfy U-Haul Holding Company’s obligations under the notes.

U-Haul Holding Company’s obligations under the notes are secured by a first-priority lien on the Collateral in favor of the trustee (or its agent or nominee), for the benefit of the holders of the notes. By its nature, some or all of the Collateral may be illiquid, and is subject to attrition, including casualty, loss or theft. The Collateral may have no readily ascertainable market value, and the income generated from the Collateral is not part of the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay U-Haul Holding Company’s obligations under the notes, in full or at all. There also can be no assurance that the Collateral will be saleable and, even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the Collateral and the obligations under the notes will rank equally in right of payment with all of U-Haul Holding Company’s other unsecured unsubordinated indebtedness and other obligations, including trade payables. The trustee’s security interest and ability to foreclose could also be limited by the need to meet certain requirements of state and federal law. If these requirements cannot be met, the security interests may be invalid and the holders of the notes will not be entitled to the Collateral or any recovery with respect thereto. These requirements may limit the number of potential bidders for the Collateral in any foreclosure and may delay any sale, which may have an adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may be limited.

U-Haul Holding Company has the right, in its sole discretion, to remove Collateral.

U-Haul Holding Company has the right, in its sole discretion, to voluntarily make or cause to be made Collateral releases. U-Haul Holding Company is not required to obtain the consent of the holders of the notes, the trustee or any third party to make or cause to be made Collateral releases, and neither the trustee nor any other third party will review or evaluate U-Haul Holding Company’s determination to remove or cause the removal of any such Collateral. In the event of such removal of Collateral, there shall be no additional repayment of principal on the notes and there will be no addition of further or substitution collateral to the respective Series. Accordingly, it is possible that the notes may become under-collateralized or un-collateralized. Any such determination by U-Haul Holding Company to remove or cause the removal of Collateral will be final and binding on the trustee and the holders.

No appraisal of the Collateral has been or will be prepared by us or on our behalf in connection with this offering or any removal of Collateral, and to the extent the Collateral constitutes equipment, its value is expected to depreciate.

No appraisal of the Collateral has been or will be prepared by us or on our behalf in connection with this offering or any removal of Collateral, and to the extent the Collateral constitutes equipment, its value is expected to depreciate. The value of the Collateral will depend upon a number of factors, including market and economic conditions at the time, the availability of appropriate buyers and the extent of attrition, if any, with respect to the Collateral. For these and other reasons, we cannot assure the holders of the notes that the proceeds of any sale of the Collateral, in the event of a foreclosure, insolvency proceeding, liquidation or otherwise, would be sufficient to satisfy, or would not be substantially less than, all of U-Haul Holding Company’s obligations under the notes.

Although these notes are secured by the Collateral, they are effectively subordinated to U-Haul Holding Company’s other existing or future secured indebtedness.

Although these notes are secured by the Collateral, they are effectively subordinated to U-Haul Holding Company’s other existing and future secured indebtedness, to the extent of the value of the assets securing such other indebtedness. In the event of a bankruptcy or similar proceeding involving U-Haul Holding Company, any of U-Haul Holding Company’s assets which serve as collateral for U-Haul Holding Company’s existing or future secured indebtedness, other than the Collateral, will be available to satisfy the obligations under such secured indebtedness before any payments are made on the notes or U-Haul Holding Company’s other unsecured indebtedness. In the event that the value of the Collateral is insufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” through which they would only be entitled to participate ratably with all holders of U-Haul Holding Company’s other unsecured indebtedness, and potentially with all of U-Haul Holding Company’s other general creditors, based upon the respective amounts owed to each holder or creditor, in U-Haul Holding Company’s remaining assets. In any of the foregoing events, U-Haul Holding Company may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of any other secured indebtedness that U-Haul Holding Company may incur.

The notes are only the obligations of U-Haul Holding Company, and will not be guaranteed by any of U-Haul Holding Company’s subsidiaries, including U-Haul.

The notes are only the obligations of U-Haul Holding Company, and are not guaranteed by any of U-Haul Holding Company’s subsidiaries, including U-Haul, through which we conduct a substantial amount of our operations. All of the obligations of our subsidiaries, including U-Haul, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to U-Haul Holding Company or the holders of the notes. This means that claims of holders of the notes will be structurally subordinated to the claims of existing and future creditors of U-Haul Holding Company’s subsidiaries, including U-Haul.

The Collateral is subject to attrition, including casualty risks, theft, and we are under no obligation to maintain the condition of the Collateral or to replenish or replace removed, damaged, destroyed, condemned, stolen or taken Collateral.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. However, we may not maintain casualty insurance on the Collateral and there are certain other losses in our business that may be either uninsurable or not economically insurable, in whole or in part. In the normal course of our business, to the extent the Collateral includes equipment, we anticipate that a significant amount of the Collateral will be lost through attrition, including due to casualty and theft. We are under no obligation to replenish or replace removed, damaged, destroyed, condemned, stolen or taken Collateral and we are not obligated to notify investors or repay the notes in whole or in part as a result of such an occurrence. A reduction in the size of the Collateral pool will reduce the value of the Collateral. In addition, we are under no obligation to maintain the Collateral in good condition, repair and working order, which could impair its value.

The value of the Collateral is dependent upon, among other things, its continued integration in the U-Haul System.

Through the U-Haul System, which involves the participation of numerous independent dealers and affiliates, we rent our moving and storage equipment. If the U-Haul System deteriorates, ceases or fails, and an alternative rental system is not available, or if the Collateral is removed from continuous integration in the U-Haul System, such as through the repossession and sale of the Collateral following a foreclosure on the Collateral, then we may not be able to rent or use the Collateral in an efficient and cost-effective manner and its value could be impaired.

The success of the U-Haul System is in part dependent on continued participation by our numerous independent dealers and affiliates.

As a part of the U-Haul system, we work with numerous independent dealers and affiliates that provide retail outlets through which U-Haul rental equipment is rented to our customers. Our contracts with these independent dealers contain provisions allowing the independent dealer to terminate the contract for any reason upon 30 days’ advance notice. If a significant number of independent dealers were to terminate their contracts, it could adversely impact the U-Haul System and decrease our ability to rent equipment, which could impair our ability to repay the notes.

Rights of holders of notes may be adversely affected by the failure to perfect liens in the Collateral.

Pursuant to the terms of the financing documents, the Owner has granted a first-priority security interest in the Collateral to the trustee for the benefit of the holders. The servicer will be responsible for ensuring that perfection with respect to the Collateral has occurred and shall continue. If, because of a clerical error, fraud, forgery or otherwise, the lien of the trustee is not properly reflected and filed, the trustee will not have a perfected security interest in the Collateral and its security interest may be subordinate to the interests of certain third parties. No legal opinions are being issued or obtained in connection with the enforceability or perfection of the Collateral documentation. Additionally, under federal law and the laws of many states, certain possessory liens, including mechanic’s liens, and certain tax liens may take priority over a perfected security interest in the Collateral. Such failures may result in the loss of the practical benefits of the trustee’s first-priority lien on the Collateral.

The trustee (or its agent, nominee or nominee mortgagee or titleholder) is the only party with the ability to foreclose on the Collateral, and certain laws and regulations may impose restrictions or limitations on foreclosure on the Collateral.

If U-Haul Holding Company defaults on the notes, the financing documents provide that the trustee (or its agent, nominee or nominee mortgagee or titleholder) is the only party with the ability to foreclose on, repossess and sell the Collateral, and no individual holder of notes may do so independently. The trustee’s ability to foreclose on the Collateral on behalf of the holders may also be subject to state law requirements and practical problems associated with the realization of the trustee’s security interest or lien on the Collateral, including locating the Collateral, which will likely be disbursed throughout the U.S. and Canada, as well as cure rights, foreclosing on the Collateral within the time periods permitted by third parties or prescribed by laws, obtaining third party consents, making additional filings and obtaining necessary approvals from governmental entities. Therefore, we cannot assure you that foreclosure on the Collateral will be straightforward or expeditious, which may impair the value of the Collateral. Certain provisions of the financing documents may also restrict the trustee’s, or its agent’s or nominee’s ability to foreclose on the Collateral.

The ability to foreclose on the Collateral may be adversely affected by bankruptcy proceedings.

If U-Haul Holding Company defaults on the notes, the ability to foreclose on, repossess and sell the Collateral may be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against U-Haul Holding Company prior to or possibly even after the trustee has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the trustee for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law would permit U-Haul Holding Company, as the debtor, to continue to retain and use the Collateral, and the proceeds, products, rents, or profits of the Collateral, even though U-Haul Holding Company could be in default under the financing documents, provided that the trustee were given “adequate protection”. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of a secured creditor’s interest in collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of such collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the Collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the Collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

The notes are not insured or guaranteed by the FDIC.

The notes are not savings accounts, deposit accounts or money market funds, and are not guaranteed or insured by the FDIC, the Federal Reserve or any other governmental agency.

U-Haul Holding Company may redeem the notes at any time without penalty, but U-Haul Holding Company is under no obligation to do so.

Under the terms of the financing documents, the notes may be redeemed by U-Haul Holding Company in its sole discretion at any time, in whole or in part, without penalty, premium or fee, at a price equal to 100% of the principal amount then outstanding, plus accrued and unpaid interest, if any, through the date of redemption. In such event, holders would not receive all of the interest payments that holders originally expected. However, U-Haul Holding Company is under no obligation to redeem the notes in whole or in part under any circumstances. Accordingly, investors must be prepared to hold the notes until the maturity date.

Our subsidiaries, affiliates, directors, officers, controlling stockholders and employees have the right to purchase an unlimited number of notes in the offering.

Our subsidiaries, affiliates, directors, officers, controlling stockholders and employees have the right to purchase an unlimited number of notes in the offering. If these parties end up owning a majority of the notes outstanding, we and they could exert significant influence with respect to a variety of matters affecting the notes under the financing documents, including the ability to waive an event of default, amend the notes or enforce or waive rights related to the notes and the Collateral.

No underwriter or other third-party has been engaged to facilitate the sale of the notes in this offering.

In many public offerings, an experienced underwriter or other third party, such as a placement agent, is engaged to facilitate the sale of an issuer’s securities by, among other things, helping develop and negotiate the terms of the offering, the terms of the securities and the documents governing the securities and conducting due diligence with respect to the issuer, its affiliates and/or their respective assets. In such circumstances, an underwriter’s participation can lead to offering and securities terms that are more favorable to the purchasers of the securities. No underwriter or other third-party has been engaged to facilitate the sale of the notes in this offering, the terms of which were developed solely by us and not with the input of any representative acting in your best interest. It is your responsibility to determine if the terms of this offering and the notes meet your investment needs.

Risks Related to the U-Haul Investors Club

The notes are being issued in uncertificated book-entry form only and exclusively serviced by U-Haul, U-Haul Holding Company’s subsidiary.

The notes are being issued in uncertificated book-entry form only through the U-Haul Investors Club website and exclusively serviced by U-Haul, U-Haul Holding Company’s subsidiary (in such capacity, the “servicer”), or its designee. In this capacity, among other duties, the servicer will record and file Collateral perfection documents as appropriate, credit principal and interest into the U-Haul Investors Club accounts maintained by each holder, perform recordkeeping and registrar services and electronically receive and deliver all documents, statements and communications related to the offering, the notes and the U-Haul Investors Club. No assurance can be given that the servicer will be able to adequately fulfill its servicing obligations with respect to the notes. Additionally, because the notes are being serviced by U-Haul instead of by a neutral third party, this may present a conflict of interest if a dispute regarding the servicing of the notes arises with the holders of the notes.

One or more significant disruptions in service on the U-Haul Investors Club website could significantly inhibit the servicer’s ability to effectively service the notes and impair the U-Haul Investors Club.

The servicer will service the notes through the U-Haul Investors Club website. Therefore, the satisfactory performance, reliability and availability of the U-Haul Investors Club website and our technology and underlying network infrastructure will be critical to the servicer’s ability to effectively service the notes, and to the viability of the U-Haul Investors Club. One or more significant disruptions in service on the U-Haul Investors Club website, whether as a result of us, any third party that we retain to perform website hosting or backup functions or events that are outside of our control, such as attacks on our information technology equipment or systems, or power or Internet-telecommunications failures, could significantly inhibit the servicer’s ability to effectively service the notes, including processing and crediting of principal and interest into the appropriate U-Haul Investors Club accounts in a timely manner. Any such events or disruptions could impair the viability of the U-Haul Investors Club.

Through the U-Haul Investors Club, we will rely on a third-party commercial bank to process transactions between U-Haul Investors Club member accounts and their linked outside bank accounts.

Because we are not a bank, we cannot belong to and directly access the Automated Clearing House (“ACH”) payment network. As a result, we will rely on an FDIC-insured depository institution to process U-Haul Investors Club transactions between U-Haul Investors Club member accounts and their linked U.S. bank accounts. If we fail to obtain such services from such an institution or elsewhere, or if we cannot transition to another processor quickly, our ability to process payments will suffer and our ability to fund the offering, as well your ability to transfer principal and interest payments on the notes from your U-Haul Investors Club account to your outside bank accounts, may be impaired.

USE OF PROCEEDS

Assuming the notes in this offering are fully subscribed, U-Haul Holding Company expects to receive net proceeds from this offering of approximately $13,673,700, after deducting estimated expenses payable by it. U-Haul Holding Company intends to use the net proceeds from this offering to reimburse its subsidiaries and affiliates for the cost of production of the Collateral, and for other general corporate purposes.

DESCRIPTION OF NOTES

The following description is a summary of the material provisions of the notes and the financing documents under which the notes are being issued. Each of the financing documents and the notes that will be executed and delivered upon the issuance date, and not the description of the financing documents and the notes in this prospectus supplement, defines your rights as holders of the notes. Copies of the financing documents will be available electronically through the U-Haul Investors Club website. You may also request electronic copies of the financing documents from U-Haul Holding Company as indicated in this prospectus supplement under “Where You Can Find More Information”. Certain capitalized terms are defined under the heading “Description of Notes” - “Certain Definitions” beginning on page S-30 of this prospectus supplement.

Brief Description of the Notes

The notes are:

•

being issued over a period of time and from time to time, in up to 20 separate series, with each series having one or more separate sub-series bearing a unique interest rate and term as provided herein. As notes are offered, prospective investors shall have the opportunity to select the series and sub-series of notes for which such prospective investor is subscribing.

•

being issued under a base indenture entered into between U-Haul Holding Company and the trustee, an indenture supplement between U-Haul Holding Company and the trustee, and a pledge and security agreement among U-Haul Holding Company, the trustee and the Owner (collectively, and together with any other instruments and documents executed and delivered pursuant to the foregoing documents, as the same may be amended, supplemented or otherwise modified from time to time, the “financing documents”);

•

U-Haul Holding Company’s obligations only, and not guaranteed by any of U-Haul Holding Company’s subsidiaries, and therefore are structurally subordinated to the claims of existing and future creditors of U-Haul Holding Company’s subsidiaries, including U-Haul;

•	obligations of U-Haul Holding Company, secured by a first-priority lien on the Collateral;

•	ranked equally among themselves; and

•	being issued by U-Haul Holding Company in uncertificated book-entry form only.

The notes will not be listed on any securities exchange. There is no market for the notes.

Principal, Maturity and Interest; Amortization Schedule

The notes are secured debt securities under the financing documents, with each Series limited to the aggregate principal amount specified below:

•	Series UIC-14N Maximum aggregate principal amount: $750,000

•	Series UIC-15N Maximum aggregate principal amount: $750,000

•	Series UIC-16N Maximum aggregate principal amount: $644,000

•	Series UIC-18N Maximum aggregate principal amount: $227,200

•	Series UIC-20N Maximum aggregate principal amount: $697,500

•	Series UIC-21N Maximum aggregate principal amount: $750,000

•	Series UIC-22N Maximum aggregate principal amount: $750,000

•	Series UIC-23N Maximum aggregate principal amount: $750,000

•	Series UIC-24N Maximum aggregate principal amount: $750,000

•	Series UIC-25N Maximum aggregate principal amount: $750,000

•	Series UIC-26N Maximum aggregate principal amount: $806,000

•	Series UIC-31N Maximum aggregate principal amount: $321,900

•	Series UIC-34N Maximum aggregate principal amount: $577,400

•	Series UIC-35N Maximum aggregate principal amount: $750,000

•	Series UIC-36N Maximum aggregate principal amount: $750,000

•	Series UIC-37N Maximum aggregate principal amount: $750,000

•	Series UIC-38N Maximum aggregate principal amount: $750,000

•	Series UIC-39N Maximum aggregate principal amount: $750,000

•	Series UIC-40N Maximum aggregate principal amount: $750,000

•	Series UIC-41N Maximum aggregate principal amount: $649,700

The notes will be issued over a period of time and from time to time, in up to 20 separate series (Series UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N). Each series of notes may be issued in subseries, and each such subseries may have a different term and interest rate than the term and interest rate issued under other series or subseries. Notes issued under the following terms shall have the following interest rates:

2-Year term 5.00%

3-Year term 5.05%

4-Year term 5.10%

5-Year term 5.15%

6-Year term 5.20%

7-Year term 5.25%

8-Year term 5.30%

As notes are offered, prospective investors shall have the opportunity to select the series and sub-series of notes for which such prospective investor is subscribing.

Subject to our right to remove collateral as described in this prospectus supplement, the notes issued under the following individual series will be secured, respectively, by a first-priority undivided security interest and lien on the U-Haul® equipment described below.

•	Series UIC-14N will be secured by a first priority security interest and lien on up to 7,837 specified U-Haul® Utility Dollies manufactured in fiscal year 2023;

•	Series UIC-15N will be secured by a first priority security interest and lien on up to 7,837 specified U-Haul® Utility Dollies manufactured in fiscal year 2023;

•	Series UIC-16N will be secured by a first priority security interest and lien on up to 6,729 specified U-Haul® Utility Dollies manufactured in fiscal year 2023;

•	Series UIC-18N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	Series UIC-20N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	Series UIC-21N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	Series UIC-22N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	er Series UIC-23N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	Series UIC-24N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	Series UIC-25N will be secured by a first priority security interest and lien on up to 182,058 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	Series UIC-26N will be secured by a first priority security interest and lien on up to 195,469 specified U-Haul® Furniture Pads manufactured in fiscal year 2024;

•	Series UIC-31N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2013;

•	Series UIC-34N will be secured by a first priority security interest and lien on up to 1,357 specified U-Haul® Wooden AA U-Box Containers manufactured in 2013;

•	Series UIC-35N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

•	Series UIC-36N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

•	Series UIC-37N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

•	Series UIC-38N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

•	Series UIC-39N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014;

•	Series UIC-40N will be secured by a first priority security interest and lien on up to 1,765 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014; and

•	Series UIC-41N will be secured by a first priority security interest and lien on up to 1,527 specified U-Haul® Wooden AA U-Box Containers manufactured in 2014.

The notes issued under UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N are not cross-collateralized or cross-defaulted to one another.

The notes are being issued in minimum denominations of $100 and integral multiples of $100 thereof.

The respective notes accrue interest at the interest rates identified above. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes are fully amortizing. Principal and interest on the notes will be credited to each holder’s U-Haul Investors Club® account in arrears every three months, beginning three months from the issue date of the first subseries of notes issued to any investor under such respective subseries, and shall be based on the actual number of days the holder is invested in such notes during such quarter.

The record date is the first day of the month preceding the related due date for the crediting of principal and interest on the notes in the holder’s U-Haul Investors Club account. If any date for the crediting of principal and interest into a holder’s U-Haul Investors Club account, including the maturity date, falls on a day that is not a business day, the required crediting of principal and interest on the notes shall be due and made on the next day constituting a business day.

Additional Issuances

U-Haul Holding Company may not create, or issue additional notes secured by the Collateral unless it obtains the consent of holders of at least 51% of the principal amount of the outstanding notes. However, U-Haul Holding Company intends to offer additional securities through the U-Haul Investors Club simultaneously with this offering and in the future, including securities that are secured by assets owned by U-Haul Holding Company or its subsidiaries other than the Collateral, which it may do in its sole discretion and without the consent of the holders of the notes.

Ranking

The notes are the obligations of U-Haul Holding Company only. The notes are not being guaranteed by any of U-Haul Holding Company’s subsidiaries, and therefore will effectively be structurally subordinated to the claims of existing and future creditors of U-Haul Holding Company’s subsidiaries, including U-Haul. Other than with respect to the Collateral, the notes rank equally in right of payment with any existing and future unsecured indebtedness of U-Haul Holding Company.

Optional Redemption

The notes or any sub-series or other portion thereof may be redeemed by U-Haul Holding Company in its sole discretion at any time, in whole or in part on a pro rata basis or on any other basis as determined by U-Haul Holding Company in its sole discretion, without penalty, premium or fee, at a price equal to 100% of the principal amount then outstanding, plus accrued and unpaid interest, if any, through the date of redemption. In the event of redemption, U-Haul Holding Company will cause notices of redemption to be emailed, to the email address associated with your account, at least 10 but not more than 30 days before the redemption date to each applicable registered holder of notes. However, U-Haul Holding Company is under no obligation to redeem the notes in whole or in part, under any circumstances. Accordingly, investors must be prepared to hold the notes until the respective maturity date.

Security Interest and Collateral

The obligations of U-Haul Holding Company with respect to the notes are secured by a first-priority undivided security interest and lien on specified U-Haul® equipment as described in this prospectus supplement. The Collateral is being pledged by the Owner to the trustee (or the trustee’s agent, nominee or nominee mortgagee or titleholder) for the benefit of the holders, pursuant to the financing documents.

Removal of Collateral

U-Haul Holding Company has the right, in its sole discretion, to voluntarily make or cause to be made Collateral releases. U-Haul Holding Company is not required to obtain the consent of the holders of the notes, the trustee or any third party to make or cause to be made Collateral releases, and neither the trustee nor any other third party will review or evaluate U-Haul Holding Company’s determination to remove or cause the removal of any such Collateral. In the event of such removal of Collateral, there shall be no additional repayment of principal on the notes and there will be no addition of further or substitution collateral to the respective Series. Accordingly, it is possible that the notes may become under-collateralized or un-collateralized. Any such determination by U-Haul Holding Company to remove or cause the removal of Collateral will be final and binding on the trustee and the holders. In connection with any such removal of Collateral, no appraisal will be prepared by us or on our behalf in this regard. U-Haul Holding Company is permitted to make an unlimited number of Collateral removals in its sole discretion.

Upon the trustee’s receipt of an officer’s certificate notifying the trustee of a Collateral release, the Collateral specified for removal in such certificate will be released from the first-priority lien thereon and will no longer be subject to the terms of the financing documents. The trustee shall have no duty to evaluate the determination made in such certificate and shall be allowed to conclusively rely on such certificate from U-Haul Holding Company.

Perfection of Security Interest in the Collateral

The financing documents require U-Haul Holding Company to file, or cause the filing of, such documents and instruments, in all appropriate jurisdictions and recording offices, as are necessary or appropriate to perfect and protect the trustee’s first-priority lien on the Collateral.

Use and Release of Collateral

Unless an Event of Default has occurred and is continuing, and the trustee shall have commenced an enforcement of remedies under the financing documents, U-Haul Holding Company and its subsidiaries, including U-Haul, have the right to:

•	remain in possession and retain exclusive control of the Collateral;

•

freely operate the Collateral, including, without limitation, by integrating the Collateral into the U-Haul system and using it or renting it to customers, as the case may be, in the ordinary course of business; and

•	collect, invest and dispose of any income thereon, which income will not constitute part of the Collateral.

Release of Collateral. The financing documents provide that the first-priority lien on the Collateral with respect to the notes or any sub-series or other portion thereof will automatically be released, whether in full or incrementally, as the case may be, upon (1) satisfaction of all of U-Haul Holding Company’s obligations with respect to the applicable notes, sub-series of the notes or other portion thereof, whether due to a scheduled repayment in full or a redemption; or (2) discharge, legal defeasance or covenant defeasance of U-Haul Holding Company’s obligations with respect to the applicable notes or sub-series or other portion thereof, as described below under “Discharge, Defeasance and Covenant Defeasance”.

Further Assurances; After Acquired Collateral

The financing documents provide that U-Haul Holding Company shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper, or which the trustee may reasonably request, to evidence, perfect, maintain and enforce the first-priority lien on the Collateral and the benefits intended to be conferred thereby, and to otherwise effectuate the provisions or purposes of, the financing documents.

Upon the acquisition by the Company after the issue date of (1) any after-acquired assets, including, but not limited to, any after-acquired equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, or (2) any proceeds (as defined in the UCC of any relevant jurisdiction) from a sale or other disposition of the Collateral, U-Haul Holding Company shall execute and deliver, to the extent required, any information, documentation, financing statements or other certificates as may be necessary to vest in the trustee a perfected security interest, subject only to Permitted Liens, in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the financing documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Change of Control, Merger, Consolidation or Sale of Assets

The holders of the notes do not have the right to require U-Haul Holding Company to repurchase the notes in connection with a change of control of the Company, a merger of the Company, a consolidation of the Company or the sale of all or substantially all of the assets of the Company or its subsidiaries, to or with any Person.

Covenants

The covenants with respect to the notes consist of the following:

Maintenance of first-priority lien on the Collateral. So long as any of the notes are outstanding, U-Haul Holding Company and Owner are required to maintain, subject to Permitted Liens and to collateral removals as provided herein, and may not take any action to negate, the first-priority lien on the Collateral or the benefits intended to be conferred thereby. Notwithstanding the foregoing, Collateral which is the subject of removal or attrition, including casualty and theft, may be released from the lien and will not be substituted.

Prohibition of additional liens on the Collateral. Neither U-Haul Holding Company nor Owner is permitted to incur any Lien of any nature whatsoever on the Collateral, other than the first-priority lien pursuant to the financing documents and Permitted Liens.

Events of Default, Waiver and Notice

The events of default with respect to the notes (each, an “Event of Default”), consist of the following:

Nonpayment. The default in the crediting of principal or interest when due to a holder’s U-Haul Investors Club account, and the continuance of such default for a period of 30 days.

Failure to maintain first-priority lien on the Collateral. Failure by the Company or Owner to maintain the first-priority Lien on the Collateral, subject to Permitted Liens, continued for 90 days after written notice thereof to the Company from the trustee or to the Company and the trustee from the holders of at least 51% in principal amount of the outstanding notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” pursuant to the financing documents.

Incurrence of additional Liens on the Collateral. The incurrence by the Company, Owner or any of their respective affiliates of any additional Lien on the Collateral, other than Permitted Liens and the Lien pursuant to the financing documents, continued for 90 days after written notice thereof to the Company from the trustee or to the Company and the trustee from the holders of at least 51% in principal amount of the outstanding notes, specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” pursuant to the financing documents.

If an Event of Default under the indenture supplement or pledge agreement occurs and is continuing, then the trustee, on behalf of the holders, if it has notice or actual knowledge of such Event of Default, has the right to declare the principal amount of the notes outstanding to be due and payable immediately by written notice to U-Haul Holding Company and to the servicer. A default or Event of Default under the notes does not cause, and is not caused by, a default or event of default under any other notes issued pursuant to the U-Haul Investors Club.

Waiver. The indenture provides that the holders of not less than 51% in principal amount of the outstanding notes may waive any past Default with respect to the notes and its consequences, except a Default in the crediting of the principal and interest due on the notes.

Notice. The trustee is required, but only to the extent the trustee has notice or knowledge of such Default, to give notice to the holders of the notes within 90 days of a Default, unless the Default has been cured or waived; but the trustee may withhold notice of any Default, except a Default in the crediting of the principal of, or premium, if any, or interest on the notes, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of the notes may not institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 51% in principal amount of the outstanding notes, as well as an offer of indemnity satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding notes. However, no holder of notes is prohibited from instituting suit for the enforcement of payment of the principal of and interest on the notes when due.

The trustee is not under any obligation to exercise any of its rights or powers under the financing documents at the request or direction of any holders of the notes outstanding under the indenture, unless the holders offer to the trustee security or indemnity that is satisfactory to it. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, and to exercise any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of the notes not joining in the direction.

Modifications

Modification of the indenture. With the consent of the holders of not less than 51% of the principal amount of all outstanding notes, U-Haul Holding Company may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of the notes. However, no modification or amendment may, without the consent of each holder of notes:

•	extend the time of crediting of principal and interest on the notes;

•	reduce the principal amount of, or the rate or amount of interest on, the notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes; or

•

reduce the percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture.

U-Haul Holding Company and the trustee may modify and amend the indenture without the consent of any holder of notes for any of the following purposes:

•	to evidence the succession of another Person to U-Haul Holding Company as obligor under the indenture;

•

to add to other covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon U-Haul Holding Company, Owner, or their respective affiliates, as provided in the financing documents;

•	to add events of default for the benefit of the holders of the notes;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the notes in any material respect;

•

to change or eliminate any provisions of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the notes;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes, provided that the supplement does not adversely affect the interests of the holders of the notes in any material respect;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of the notes;

•	to conform any provision in the indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under the indenture of any holder of notes.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the notes, the principal amount of the notes that is deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the notes.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an officers’ certificate and an opinion of counsel to the effect that the execution of any such amendment or modification is authorized or permitted pursuant to the financing documents and has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Company, subject to customary exceptions, and that all conditions precedent under the financing documents, if any, have been satisfied.

Discharge, Defeasance and Covenant Defeasance

Discharge. U-Haul Holding Company can discharge specific obligations to holders of the notes or any sub-series thereof (1) that have not already been delivered to the trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable, by irrevocably depositing with the trustee, in trust, money or funds certified to be sufficient to pay when due the principal of and interest on the notes.

Defeasance and covenant defeasance. U-Haul Holding Company may elect either:

•

defeasance, which means U-Haul Holding Company elects to defease and be discharged from any and all obligations with respect to any sub-series of the notes, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the notes and to hold moneys for payment in trust; or

•

covenant defeasance, which means U-Haul Holding Company elects to be released from its obligations with respect to any sub-series of the notes under specified sections of the indenture relating to covenants, and any omission to comply with its obligations will not constitute an Event of Default with respect to such sub-series of the notes;

in either case upon the irrevocable deposit by U-Haul Holding Company with the trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of and interest on the applicable sub-series of the notes, when due, whether at maturity or otherwise.

A trust is only permitted to be established if, among other things:

•

U-Haul Holding Company has delivered to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the applicable sub-series of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no Event of Default or Default has occurred;

•

the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a Default under, the indenture or any other material agreement or instrument to which U-Haul Holding Company is a party or by which U-Haul Holding Company is bound; and

•

U-Haul Holding Company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with.

In general, if U-Haul Holding Company elects covenant defeasance with respect to a sub-series of the notes and payments on such sub-series of the notes are declared due and payable because of the occurrence of an Event of Default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on such notes at the time of their stated maturity, but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from the Event of Default. In that case, U-Haul Holding Company would remain liable to make payment of the amounts due on such notes at the time of acceleration.

In addition, U-Haul Holding Company has the right to release or cause the release of Collateral in its sole discretion without prepayment of the notes, while the notes remain outstanding. In such event, it is possible that the notes may become under-collateralized or un-collateralized.

Trustee

U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association is the trustee under the indenture, and is a party under the other financing documents; provided, however, the trustee has the right to appoint an agent or nominee to be named as mortgagee or nominee titleholder for the benefit of the noteholders under the financing documents.

Servicer

U-Haul Holding Company’s subsidiary, U-Haul International, Inc., or its designee, is the servicing agent with respect to the notes (the “servicer”). In this capacity, among other duties, the servicer is responsible for crediting principal and interest to the U-Haul Investors Club accounts of each holder, performing recordkeeping and registrar services, perfecting and maintaining the first-priority lien on the Collateral in favor of the trustee for the benefit of the holders subject to Permitted Liens, and electronically receiving and delivering all documents, statements, tax documents and communications related to the offering, the notes and the U-Haul Investors Club.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee or stockholder of U-Haul Holding Company or any of its subsidiaries will have any liability for any obligations of U-Haul Holding Company or any of its subsidiaries under the notes or any of the financing documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Arbitration

The financing documents provide that in the event that we, on the one hand, and one or more of the holders, or the trustee on behalf of one or more of the holders, on the other hand, are unable to resolve any dispute, claim or controversy between them related to the financing documents or the U-Haul Investors Club, as applicable, such parties agree to submit such dispute to binding arbitration. However, such arbitration requirement shall not apply in cases where the dispute is between (i) the trustee and us (other than with respect to when the trustee is acting on behalf of one or more of the holders), (ii) the trustee and one or more of the holders, or (iii) the trustee and any third party.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the internal laws of the State of New York.

Form of Notes

U-Haul Holding Company is issuing the notes in uncertificated book-entry form only. U-Haul Holding Company is not issuing physical certificates for the notes.

The laws of some states in the United States may require that certain Persons take physical delivery in definitive, certificated form. U-Haul Holding Company reserves the right to issue certificated notes only if U-Haul Holding Company determines not to have the notes held solely in book-entry form.

U-Haul Holding Company, the servicer and the trustee will treat holders of notes in whose names the notes are registered as of the record date as the owners thereof for purposes of receiving credits of principal and interest due on the notes and for any and all other purposes whatsoever with respect to the notes.

Restrictions on Transfer

The notes are not transferable except between members of the U-Haul Investors Club through privately negotiated transactions relating exclusively to non-qualified (non-retirement/non IRA) accounts, as to which neither U-Haul Holding Company, the servicer, the trustee, nor any of their respective affiliates will have any involvement. In addition, the notes will not be listed on any securities exchange, there is no anticipated public market for the notes, and it is unlikely that a secondary “over-the-counter” market for the notes will develop between bond dealers or bond trading desks at investment houses. Therefore, you must be prepared to hold your notes until the maturity date. Transfers of the notes held in qualified accounts are not permissible, other than transfers constituting required minimum distributions. The notes are not a liquid investment. If you believe you will need access to the funds you are otherwise planning on investing in notes prior to the stated maturity date of such notes, then you should not invest in the notes at this time.

No Sinking Fund

The notes are fully amortizing and will not have the benefit of a sinking fund.

Certain Definitions

“Business day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York, Chicago, Illinois or Phoenix, Arizona.

“Collateral” has the meaning set forth in “Description of Notes – Removal of Collateral”.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Event of Default” has the meaning set forth in “Description of Notes – Events of Default, Waiver and Notice”.

“Financing documents” means the base indenture, the indenture supplement and the pledge and security agreement, any other instruments and documents executed and delivered pursuant to the foregoing documents as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which, among other things, the Collateral is pledged, assigned or granted to or on behalf of the trustee for the benefit of the holders.

“Collateral” has the meaning set forth in “The Offering” summary table.

“Issue date” means five business days following our receipt and acceptance of investor subscriptions with respect to any sub-series of the notes in the aggregate principal amount of up to $100 for such sub-series, or at such other time as U-Haul Holding Company determines in its sole discretion. Interest on issued notes shall commence to accrue on the issue date.

“Holder” or “noteholder” means the Person in whose name a note is registered on the books of servicer, who shall serve as the registrar and paying agent with regard to the notes.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Notes” means the debt securities of the Company issued pursuant to the indenture and the indenture supplement in an aggregate principal amount of up to $13,673,700, to be issued in sub-series, as provided herein.

“Obligations” means, with respect to any indebtedness under the notes, all obligations for principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including in respect of letters of credit), and other amounts payable pursuant to the documentation governing such indebtedness.

“Owner” means the applicable subsidiary of U-Haul Holding Company which is the legal and beneficial owner of the Collateral.

“Permitted Liens” means Liens in favor of carriers, warehousemen, mechanics, suppliers, repairmen, materialmen and landlords and other similar Liens imposed by law, in each case for sums not overdue or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against the Company, and easements granted in the ordinary course of business that do not have a material adverse impact upon the property in question.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” of a note means the principal of such note, plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Record date” means the first day of the month preceding the related due date for the crediting of principal and interest on the notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“trustee” means U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

U-HAUL INVESTORS CLUB®

Overview

The offering of the notes is structured as a subscription offering. This means U-Haul Holding Company is offering you the opportunity to subscribe to purchase notes, which U-Haul Holding Company may accept or reject. In order to subscribe to purchase notes, you must become a member of the U-Haul Investors Club and follow the instructions available on our website at uhaulinvestorsclub.com. As notes are offered, prospective investors shall have the opportunity to select the sub-series of notes for which such prospective investor is subscribing.

Membership Application

In order to become a member of the U-Haul Investors Club (a “member”) you must first submit a membership application online. A member of the U-Haul Investors Club must:

•	with respect to natural persons, be of at least 18 years of age and be a U.S. resident with a valid social security number;

•

with respect to entities, be a corporation, partnership, limited partnership, trust, limited liability company or any other entity, organized under the laws of a United States jurisdiction and have a valid tax identification number or social security number;

•	have an email account and a U.S. bank account;

•	link such member’s U.S. bank account to such member’s U-Haul Investors Club account;

•	be comfortable using the Internet and investing in a self-directed manner; and

•

agree to other specified terms and conditions of membership in the U-Haul Investors Club, including electronic receipt and delivery of all documents, statements and communications related to the offering, the notes and the U-Haul Investors Club online, as well as the obligation to arbitrate resolution of any and all disputes that arise, and a waiver of class action claims.

If your membership application is accepted, U-Haul Holding Company will notify you by email and a password-protected U-Haul Investors Club account will be created.

Subscription Agreement and Process

Once you are a member of the U-Haul Investors Club, in order to subscribe to purchase notes you must submit a subscription offer online. In the subscription offer, you will designate the maximum principal amount of notes, and the applicable sub-series, that you are willing to purchase. The minimum amount of notes that you can subscribe to purchase is $100, and you may only subscribe to purchase a principal amount of notes in an integral multiple of $100 (e.g., $100, $200, $300, etc.). Unless otherwise determined by U-Haul Holding Company, there is no maximum amount of notes that you can subscribe to purchase.

U-Haul Holding Company reserves the right to accept or reject your subscription to purchase notes, in whole or in part, and in its sole discretion, for any reason.

Revocability of Subscription to Purchase Notes

Your subscription to purchase notes in any sub-series is revocable until U-Haul Holding Company closes the offering. Upon the closing of the offering, your subscription to purchase notes for such sub-series shall be irrevocable. The anticipated offering closing date for each sub-series of the notes is or will be identified on the uhaulinvestorsclub.com website; however, such date is subject to change at U-Haul Holding Company’s sole discretion. To the extent U-Haul Holding Company changes the anticipated closing date for any sub-series of notes, the uhaulinvestorsclub.com website will be updated to reflect such changed date or interest rate. It is recommended that prospective investors periodically check the uhaulinvestorsclub.com website for any changes in the anticipated closing date for any sub-series of notes.

Issuance of Notes

Notes will be issued within five business days following our receipt and acceptance of investor subscriptions with respect to any sub-series of the notes in the aggregate principal amount of up to $100 for such sub-series, or at such other time as U-Haul Holding Company determines in its sole discretion. Interest on issued notes shall commence to accrue on the issue date. Such note issuance will be in uncertificated book-entry format only. Servicer will register the notes in the names of these members on servicer’s books and records.

U-Haul Investors Club Member Accounts

In order to subscribe to purchase notes, a member must have sufficient funds in its U-Haul Investors Club account. In order to fund its U-Haul Investors Club account, such account must be linked to such member’s outside U.S. bank account and funds must be transferred from the linked bank account to the U-Haul Investors Club account, using the Automated Clearing House, or ACH, network. Funds are considered available in the member’s U-Haul Investors Club account a minimum of three business days after such member initiates the ACH transfer. U-Haul Investors Club accounts are record-keeping subaccounts of a bank account maintained by servicer (referred to herein as the “investment account”) with a third party financial institution, and reflect balances and transactions with respect to each member of the U-Haul Investors Club. The servicer administers the investment account and maintains the sub-accounts for each member of the U-Haul Investors Club. These record-keeping sub-accounts, which we refer to as “U-Haul Investors Club accounts”, are purely administrative. U-Haul Investors Club members have no direct relationship with the financial institution at which the investment account is maintained, or any successor thereto, by virtue of becoming a member of and participating in the U-Haul Investors Club. Funds in the investment account will always be maintained by the servicer at an FDIC member financial institution.

How to Remove Funds from Your U-Haul Investors Club Account

Uninvested funds in each member’s U-Haul Investors Club account may remain in the respective U-Haul Investors Club accounts indefinitely and do not earn interest, and may include funds never committed by the member to the purchase of notes. Upon request by the member through the U-Haul Investors Club website, U-Haul Holding Company will transfer, or will cause the servicer to transfer, U-Haul Investors Club account funds to the member’s linked U.S. bank account by ACH transfer, provided such funds are not already committed to the purchase of notes. It may take up to five business days for funds to transfer from a member’s U-Haul Investors Club account to such member’s linked U.S. bank account. However, in order to ensure that sufficient funds are available in a member’s U-Haul Investors Club account, with respect to funds ACH transferred into the member’s U-Haul Investors Club account from its linked bank account, there will be a thirty (30) day hold before such funds are eligible for ACH transfer to such member’s linked bank account.

The U-Haul Investors Club May Limit The Number of Transfers of Funds to or from Your U-Haul Investors Club Account

The U-Haul Investors Club reserves the right to impose limits on the number of transfers of funds that can be made into and out of members’ U-Haul Investor Club accounts. Such limits may impose a maximum number of transactions (such as contributions or distributions to or from an account) that may be made per member per calendar day, a maximum number of transactions that may be made per social security number per calendar day, or a limit based on such other criteria as may be established by the U-Haul Investors Club from time to time. Any such limits will be posted on the U-Haul Investors Club website prior to being implemented.

Principal and Interest; Servicing of the Notes

Each holder will have the principal and interest due on the notes credited to such holder’s U-Haul Investors Club account. The notes are being exclusively serviced by the servicer, which means, among other things, that the servicer is responsible for performing recordkeeping and registrar services with respect to the notes, and electronically receiving and delivering all documents, statements and communications related to the offering, the notes and the U-Haul Investors Club. Subject to the U-Haul Investors Club’s right to limit the number of transactions that may be conducted by members per day, each member is permitted one free ACH transfer initiation per week (Sunday through Saturday) from such member’s U-Haul Investors Club account to such member’s linked U.S. bank account. Subject to the U-Haul Investors Club’s right to limit the number of transactions that may be conducted by members per day, additional permitted transfers may be subject to a $1.00 per transaction charge. See “U-HAUL INVESTORS CLUB®” - “The U-Haul Investors Club and the Servicer May Limit the Number of Transfers of Funds to or from Your U-Haul Investors Club Account” in this prospectus supplement. The trustee has no duty, responsibility or liability with respect to the transfer, registration or payments on the notes.

Transfer of Notes

The notes will not be listed on any securities exchange, and there is no public market for the notes. Therefore, you must be prepared to hold your notes until the maturity date. The notes are not transferable except between members of the U-Haul Investors Club through privately negotiated transactions relating exclusively to non-qualified (non-retirement/non-IRA) accounts, as to which neither U-Haul Holding Company, the servicer, the trustee, nor any of their respective affiliates will have any involvement. Transfers of the notes held in qualified accounts are not permissible, other than transfers constituting required minimum distributions. In the event you sell or transfer your note, you must notify the servicer, and there will be assessed to the transferor a $25.00 per transaction registrar transfer fee. Such registrar transfer fee will be automatically deducted from the note transferor’s U-Haul Investors Club account. There can be no assurance that a holder desiring to sell its notes will be able to find a buyer in any privately negotiated transaction, or that even if such a buyer is located by a holder, that such buyer would be willing to pay a price equal to the outstanding principal balance due on such note.

U-Haul Investors Club Fees

There are no fees to join the U-Haul Investors Club or to maintain a membership, and there are no commissions on the purchases of notes. In addition to the $25.00 registrar transfer fee noted above, non-routine requests made in connection with your notes may lead to additional fees, subject to your prior approval. Such fees will be automatically deducted from the funds in your U-Haul Investors Club account.

Electronic Communication

By participating in the offering, members of the U-Haul Investors Club agree to receive and submit all documents, statements, records and notices, and tax documents including IRS Form 1099s, electronically through the U-Haul Investors Club website and their U-Haul Investors Club accounts. Each member is responsible for keeping its U-Haul Investors Club account contact information up-to-date with the servicer. The notes are maintained in book-entry form, with U-Haul Holding Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date hereof and all of which are subject to differing interpretations or change. Any such change may be applied retroactively and may adversely affect the U.S. federal tax consequences described in this prospectus supplement. This summary addresses only tax consequences to investors that purchase the notes at initial issuance for the “issue price” and own the notes as “capital assets” within the meaning of the Code and not as part of a “straddle” or a “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment.

This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as insurance companies, banks, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, holders subject to the alternative minimum tax, partnerships or other pass-through entities (or investors in such entities), securities dealers, expatriates or United States persons whose functional currency for tax purposes is not the U.S. dollar). We have not and do not intend to seek a ruling from the Internal Revenue Service, or the “IRS”, with respect to any matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding notes should consult its tax advisers with respect to the tax treatment of holding notes through the partnership.

Persons considering the purchase of the notes should consult their tax advisers concerning the application of the U.S. federal income, estate and gift tax laws to their particular situations as well as any tax consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local, foreign or other taxing jurisdiction.

U.S. Holders

Only U.S. Holders are permitted to beneficially own the notes. For purposes of this discussion, a “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, or a partnership, limited liability company, trust, custodial account and other entities created or organized in or under the laws of the United States or any state or political subdivision thereof or therein (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

Therefore, the remainder of this discussion assumes that the notes are purchased, owned and disposed of only by U.S. Holders.

Treatment of U-Haul Investors Club Membership

The U-Haul Investors Club should not be treated as an unincorporated organization carrying on a business, financial operation, or venture and should not be classified as a partnership for U.S. federal income tax purposes. Each investor purchasing notes is required to complete a note subscription offer and provide a linked U.S. bank account to pay for the notes, with each investor purchasing notes making an investment decision separate from other investors’ purchases of notes.

Treatment of Interest

Stated interest on the notes will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid in accordance with the U.S. Holder’s method of tax accounting.

Treatment of Dispositions of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts attributable to accrued and unpaid interest, which will be treated as ordinary interest income if not previously included in income) and the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note will initially be, in general, the cost of the note to the U.S. Holder. Gain or loss realized on the sale, exchange, retirement or redemption of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange, retirement or redemption the note has been held for more than one year. Certain preferential tax rates may apply to gain recognized as long-term capital gain. A U.S. Holder’s ability to deduct capital losses is subject to limitations.

Information Reporting Requirements and Backup Withholding

When required, the servicer will report to the U.S. Holders of the notes and the IRS amounts of interest paid on or with respect to the notes and the amount of any tax withheld from such payments. Certain non-corporate U.S. Holders may be subject to backup withholding (currently at a rate of 24%) if the U.S. Holder: fails to furnish its taxpayer identification number, or TIN, in the required manner; furnishes an incorrect TIN; is subject to backup withholding because the U.S. Holder has failed to properly report payments of interest and dividends; or fails to establish an exemption from backup withholding.

Backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

If you are considering the purchase of notes, you should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

The notes are offered in the United States only and only to U.S. Holders. See “Material U.S. Federal Income Tax Consequences” on page S-34 of this prospectus supplement for the definition of “U.S. Holders”. The notes are offered on a continuing basis until U-Haul Holding Company closes the offering, and the notes will be offered by U-Haul Holding Company or its affiliates directly to the public. There is presently anticipated to be no underwriter, broker, dealer or placement agent for the notes, and it is presently anticipated that no commissions will be paid to any third parties in connection with the offering.

LEGAL MATTERS

DLA Piper LLP (US), Phoenix, Arizona will pass upon the validity of the securities offered in this prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of U-Haul Holding Company as of March 31, 2025 and 2024 and for each of the two years in the period ended March 31, 2025, incorporated by reference in this Prospectus Supplement by reference to U-Haul Holding Company’s annual report on Form 10-K for the year ended March 31, 2025, and the effectiveness of U-Haul Holding Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements and schedules of U-Haul Holding Company as of March 31, 2023 and for the year then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in the reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

We may from time to time offer to sell debt securities, common stock, or preferred stock.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock, par value $0.25 per share, which we refer to as our voting common stock, is listed for trading on the New York Stock Exchange under the symbol “UHAL”. Our Series N non-voting common stock, par value $0.001 per share, which we refer to as our non-voting common stock, is listed for trading on the New York Stock Exchange under the symbol “UHAL.B.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

In this prospectus, when we use the terms the “Company,” “we,” “us” or “our,” we mean U-Haul Holding Company and its subsidiaries unless the context requires otherwise.

Investing in our securities involves risks. See the section entitled “Risk Factors” on Page 6 of this prospectus. You should carefully read the entire prospectus, including any applicable prospectus supplement, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

December 10, 2025

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3ASR that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing the “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, over time, sell any combination of securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer hereunder. Each time we sell a type or series of securities, we will provide a prospectus supplement that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. In this prospectus, when we refer to the “prospectus supplement,” we mean the applicable prospectus supplement or supplements, as well as any applicable pricing or other supplements, that describe the particular securities being offered. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information.”

In each prospectus supplement, we will include the following information:

•	the designation or classification of the securities that we propose to sell;

•	the aggregate principal amount or aggregate offering price of the securities;

•	with respect to debt securities, the maturity;

•	the original issue discount, if any;

•	the rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	the names of any underwriters, agents or dealers to or through which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•

information about any securities exchanges or automated quotation systems on which the securities will be listed or traded or the fact that such securities will not be listed or traded on any exchange;

•	any risk factors applicable to the securities that we propose to sell;

•	important federal income tax considerations; and

•	any other material information about the offering and sale of the securities.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. The information included in any applicable prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You can read the registration statement at the SEC’s website as described under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our voting or non-voting common stock from time to time. Holders of our voting common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. The holder of each share of non-voting common stock has no voting power to vote on any matter that is submitted to a vote or for the consent of our stockholders, except that the designation of the non-voting common stock, the number of the class or series and the voting powers, designations, preferences, limitations, restrictions and relative rights of the non-voting common stock may be amended only if approved by holders of shares of non-voting common stock representing a majority of the outstanding shares of non-voting common stock. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. Any such issuance of common stock may cause the dilution of our existing outstanding equity securities.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock. Any issuance of our preferred stock may cause the dilution of our existing outstanding equity securities.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. If we issue preferred stock, it will be issued pursuant to a certificate of designation of the rights and preferences of such securities, to the extent and in the manner described in such document. We urge you to read the prospectus supplement related to the series of debt securities or equity securities being offered, as the case may be, as well as the complete indenture that contains the terms of the debt securities (which will include a supplemental indenture) and the complete preferred stock certificate of designation, if any. If we issue debt securities, indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we have filed or would subsequently file with the SEC. Similarly, if we issue preferred stock, the certificate of designation containing the terms of such preferred stock being offered will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we have filed or would subsequently file with the SEC.

ABOUT U-HAUL HOLDING COMPANY

We are North America’s largest “do-it-yourself” moving and storage operator through our subsidiary U-Haul International, Inc (“U-Haul”). U-Haul® is synonymous with “do-it-yourself” moving and storage and is a leader in supplying products and services to help people move and store their household and commercial goods. Our primary service objective is to “provide a better and better product or service to more and more people at a lower and lower cost.”

We were founded in 1945 as a sole proprietorship under the name “U-Haul Trailer Rental Company” and have rented trailers ever since. Starting in 1959, we rented trucks on a one-way and in-town basis exclusively through independent U-Haul® dealers. In 1973, we began developing our network of U-Haul® managed retail stores, through which we rent our trucks and trailers, self-storage units and portable moving and storage units and sell moving and self-storage products and services to complement our independent dealer network.

We rent our distinctive orange and white U-Haul® trucks and trailers, and orange door self-storage units through a network of nearly 2,400 Company-operated retail moving stores and nearly 22,700 independent U-Haul® dealers. We also sell U-Haul® brand boxes, tape and other moving and self-storage products and services to “do-it-yourself” moving and storage customers at all of our distribution outlets and through our uhaul.com website and mobile app.

Another extension of our strategy to make “do-it-yourself” moving and storage easier is our U-Box® program. A U-Box® portable moving and storage unit is delivered to a location of our customer’s choosing either by the customers themselves through the use of a U-Box® trailer, with the assistance of a Moving help program, or by Company personnel. Once the U-Box® portable moving and storage unit is filled, it can be stored at the customer’s location, or taken to one of our Company-operated locations, a participating independent dealer, or moved to a location of the customer’s choice.

We believe U-Haul® is the most convenient supplier of products and services addressing the needs of the United States and Canada’s “do-it-yourself” moving and storage market. Our broad geographic coverage throughout the United States and Canada and our extensive selection of U-Haul® brand moving equipment rentals, self-storage units, portable moving and storage units and related moving and storage products and services provide our customers with convenient “one-stop” shopping.

Since 1945, we have incorporated sustainable practices into our everyday operations. We believe that our basic business premise of equipment sharing helps reduce greenhouse gas emissions and reduces the inventory of total large capacity vehicles. We continue to look for ways to reduce waste within our business and are dedicated to manufacturing reusable components and recyclable products. We believe that our commitment to sustainability, through our products, services and everyday operations has helped us to reduce our impact on the environment.

Through Repwest Insurance Company and ARCOA Risk Retention Group, our property and casualty insurance subsidiaries, we manage the property, liability and related insurance claims processing for U-Haul®. Oxford Life Insurance Company (“Life Insurance”), our life insurance subsidiary, sells life insurance, Medicare supplement insurance, annuities and other related products to the senior market.

We are a publicly traded Nevada corporation. Our voting and non-voting common stock are listed on the New York Stock Exchange under the symbols “UHAL”, for our voting common stock, and “UHAL.B” for our non-voting common stock. Our principal executive offices are located at 5555 Kietzke Lane, Suite 100, Reno, Nevada 89511. Our telephone number is (775) 688-6300, and our website address is investors.uhaul.com. Information contained in or linked to our website is not a part of this prospectus.

We own numerous trademarks, service marks, and use trade dress that contribute to the identity and recognition of our Company and its products and services. Certain of these marks and trade dress are integral to the conduct of our business, a loss of any of which could have a material adverse effect on our business. We consider the trademark “U-Haul®” to be of material importance to our business in addition, but not limited to, the U.S. trademarks and service marks “AMERCO®”, “U-Haul Holding Company®”, “eMove®”, “U-Move®”, “Gentle Ride SuspensionSM”, “In-Town®”, “Lowest DecksSM”, “Moving made Easier®”, “Make Moving Easier®”, “Mom’s Attic®”, “Moving Help®”, “Moving Helper®”, “Safemove®”, “Safemove Plus®”, “Safestor®”, “Safehaul®”, “Safetrip®”, “Safetow®”, “U-Box®”, “uhaul.com®”, “U-Haul Investors Club®”, “U-Haul Truck Share®”, “U-Haul Truck Share 24/7®”, “collegeboxes®”, “U-Haul Ready-To-Go Box®”, “U-Note®”, “WebSelfStorage®”, “U-Haul Storage Affiliates®”, and “U-Haul SmartMobilityCenter®”, among others, for use in connection with the moving and storage business. In addition, our distinctive orange and white U-Haul® trucks and trailers, and orange door self-storage units are material elements of our trade dress, and we believe that a loss of our ability to distinguish our brand and products in this way could have a material adverse effect on our business.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K and the other reports and information that we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

Before making an investment decision, you should carefully consider, in light of your particular investment objectives and financial circumstances, the risks described in our most recent Annual Report on Form 10-K, as well as those risks discussed in our subsequent filings with the SEC that are incorporated by reference in this prospectus, and the risk factors that will be set forth in any applicable prospectus supplement for a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. You should also carefully review the cautionary statement in this prospectus referred to under “Note Regarding Forward-Looking Statements”.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable prospectus supplements constitute “forward-looking statements” regarding future events and our future results of operations. We may make additional written or oral forward-looking statements from time to time in filings with the SEC or otherwise. We believe such forward-looking statements are within the meaning of the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements may include, but are not limited to:

•	the risk associated with potential future pandemics or similar events on system members or customers;

•	the impact of the economic environment on demand for our products and the cost and availability of debt and capital;

•	estimates of capital expenditures;

•	plans for future operations, products or services, financing needs, and strategies;

•	our perceptions of our legal positions and anticipated outcomes of government investigations and pending litigation against us;

•	liquidity and the availability of financial resources to meet our needs, goals and strategies;

•	plans for new business, storage occupancy, growth rate assumptions, pricing, costs, and access to capital and leasing markets;

•	the impact of our compliance with environmental laws and cleanup costs;

•	our beliefs regarding our sustainability practices;

•	our used vehicle disposition strategy;

•	the sources and availability of funds for our rental equipment and self-storage expansion and replacement strategies and plans;

•	our plan to expand our U-Haul® storage affiliate program;

•	that additional leverage can be supported by our operations and business;

•	the availability of alternative vehicle manufacturers;

•	the availability and economics of electric vehicles for our rental fleet;

•	our estimates of the residual values of our equipment fleet;

•	our plans with respect to off-balance sheet arrangements;

•	our plans to continue to invest in the U-Box® program;

•	our ability to expand our breadth and reach of the U-Box® program;

•	the impact of interest rate and foreign currency exchange rate changes on our operations;

•	the sufficiency of our capital resources;

•	the sufficiency of capital of our insurance subsidiaries;

•	inflationary pressures and/or imposition of tariffs that may challenge our ability to maintain or improve upon our operating margin;

•	our belief that we have the financial resources needed to meet our business plans;

•	our belief that we will maintain a high level of real estate capital expenditures in fiscal 2026;

•

expectations regarding the potential impact to our information technology infrastructure and on our financial performance and business operations of technology, cybersecurity or data security breaches, including any related costs, fines or lawsuits, and our ability to continue ongoing operations and safeguard the integrity of our information technology infrastructure, data, and employee, customer and vendor information, as well as assumptions relating to the foregoing;

•	our ability to increase transaction volume and improve pricing, product, and utilization for self-moving equipment rentals;

•	our ability to maintain or increase adequate levels of new investment for our rental equipment fleet;

•	our ability to complete current projects, increase occupancy in our existing portfolio of locations, and acquire new locations;

•	our ability to expand our Life Insurance segment in the senior market;

•	our ability to grow our agency force, expand our product offerings, and pursue business acquisition opportunities in our Life Insurance segment;

•	our belief that fiscal 2026 investments will be largely funded through debt financing, external lease financing, private placements and cash from operations; and

•

our plan to expand owned storage properties and our belief that such development projects will be funded through a combination of internally generated funds, corporate debt and with borrowings against existing properties as they operationally mature.

The words “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “could,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our performance to vary from that described in our forward-looking statements and significantly affect our results include, without limitation, the risks described in our most recent Annual Report on Form 10-K, as well as those risks discussed in our subsequent filings with the SEC that are incorporated by reference in this prospectus, and the risk factors that will be set forth in any applicable prospectus supplement for a particular offering of securities.

Our forward-looking statements should not be regarded as representations or warranties by us that matters described in those forward-looking statements will be realized. We assume no obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock and various series of debt securities from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of such securities. The debt securities will be unsecured or secured by certain assets owned by us or certain of our subsidiaries or third parties.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes.

Pending the use of the net proceeds, we may invest the net proceeds in short-term marketable securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; or

•	directly to investors.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers from time to time. If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may also use this prospectus to directly solicit offers to purchase securities. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our subsidiaries will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions that we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business, for which they have received or will receive customary compensation.

LEGAL MATTERS

Certain legal matters will be passed upon for us by DLA Piper LLP (US). If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

EXPERTS

The consolidated financial statements and schedules of U-Haul Holding Company as of March 31, 2025 and 2024 and for each of the two years in the period ended March 31, 2025, incorporated by reference in this Prospectus by reference to U-Haul Holding Company’s annual report on Form 10-K for the year ended March 31, 2025, and the effectiveness of U-Haul Holding Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements and schedules of U-Haul Holding Company as of March 31, 2023 and for the year then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in the reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on our website at investors.uhaul.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

We have filed with the SEC a registration statement on Form S-3ASR to register the securities offered under this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information that is included in the registration statement and the exhibits to the registration statement. For further information about the Company, investors should refer to the registration statement and its exhibits. The registration statement is available at the SEC’s website as described above.

We “incorporate by reference” information into this prospectus, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC. These documents contain important information about the Company and are an important part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 29, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2025, and September 30, 2025, filed with the SEC on August 6, 2025, and November 5, 2025, respectively;

•	those portions of our Definitive Proxy Statement on Schedule 14A dated July 2, 2025, incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2025;

•	our Current Reports on Form 8-K filed on May 29, 2025, August 6, 2025, August 25, 2025 and November 5, 2025;

•

the description of our voting and non-voting common stock contained in our registration statement on Form 8-A (File No. 001-11255) filed with the SEC on December  15, 2022, under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our registered securities in Exhibit 4.30 to our Annual Report on Form 10-K filed with the SEC on May 29, 2025, and any amendment or report filed for the purpose of updating those descriptions; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between and including the date of this prospectus and the termination of any offering made under this prospectus and the prospectus supplement or supplements that will accompany any offering of securities hereunder.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished, but not filed, with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided on the previous page. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost. Requests should be directed to Investor Relations, U-Haul Holding Company, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, AZ 85004, telephone, (602) 263-6601.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as on our website at investors.uhaul.com.

This prospectus is part of an automatic “shelf” registration statement on Form S-3ASR that we have filed with the SEC under the Securities Act for the securities offered under this prospectus. The registration statement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement.

Up to $13,673,700

Fixed Rate Secured Notes Series UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N

PROSPECTUS SUPPLEMENT